                                                                                       [Filed pursuant to Rule 433]

TERM SHEET

RALI SERIES 2007-QH5 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-QH5

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

GOLDMAN, SACHS & CO.
Lead Underwriter

RESIDENTIAL FUNDING SECURITIES, LLC
Co-Manager

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  HTTP://WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER
PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY
CALLING TOLL-FREE 1-866-471-2526.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE
BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET
IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM  SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE  ANY OF THE
OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT
AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED  TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO
BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

MAY 15, 2007

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE
          TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents  that provide progressively more detail:

         -        the related base prospectus,  dated April 9, 2007, which provides  general  information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated May 15, 2007, which provides general  information about series of certificates  issued  pursuant to the  depositor's QH program,  some of which may not apply to the offered certificates; and

         -        this term  sheet,  which  describes  terms  applicable  to the  classes of  offered  certificates described  herein and provides a description  of certain  collateral  stipulations  regarding the mortgage  loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term  sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this  document,  the term  sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-140610.

If the  description  of the offered  certificates  in this term sheet  differs from the  description  of the senior certificates  in the related base  prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined  herein  shall have the meaning  ascribed  thereto in the term sheet supplement and the related  base prospectus.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY
OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS
TERM  SHEET  IS BEING  DELIVERED  TO YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF THE
CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES,  WHEN, AS AND IF
ISSUED.  ANY SUCH  OFFER  TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL
COMMITMENT  BY YOU  TO  PURCHASE  ANY  OF  THE  CERTIFICATES,  UNTIL  WE  HAVE  ACCEPTED  YOUR  OFFER  TO  PURCHASE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,
AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE
OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS
CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF
FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU,  AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED
ANY STATISTICAL OR NUMERICAL INFORMATION  PRESENTED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN
LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market  risks associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together  with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement and the related base prospectus for the offered  certificates in the context of your  financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

                                  COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                       HYBRID PAYMENT OPTION ARMS (WITH A NEGATIVE AMORTIZATION FEATURE)
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE:                                                                                           5 Year Hybrid Payment Option ARM
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 5%):                                                                            $500,000,000
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                                                  7.260%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE PRIMARY SERVICING FEE:                                                                                    0.375%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MASTER SERVICING FEE:                                                                                     0.050%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                                                                                6.835%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE GROSS MARGIN:                                                                                             2.250%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE LIFE CAP                                                                                                  9.950%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
INDEX - MTA (+/- 3.00):                                                                                                    88.00%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
INDEX - 1 MONTH LIBOR (+/- 2.00):                                                                                          9.00%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
INDEX - 6 MONTH LIBOR (+/- 1.00):                                                                                          0.25%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
INDEX - 12 MONTH LIBOR (+/- 1.00):                                                                                         2.75%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
NEGATIVE AMORTIZATION LIMIT = 110%  (+/- 1.00):                                                                             0.5%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
NEGATIVE AMORTIZATION LIMIT = 115%  (+/- 2.00):                                                                            99.5%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
AMORTIZATION TYPE - 30/30  (+/- 2.00):                                                                                     98.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
AMORTIZATION TYPE -  40/30 (+/- 1.00):                                                                                      2.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
AMORTIZATION TYPE - 40/40 (+/- 1.00):                                                                                       0.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
FIRST PAYMENT RESET - 36 MONTHS:                                                                                            0.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
FIRST PAYMENT RESET - 60 MONTHS:                                                                                           100.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
FIRST PAYMENT RESET - 72 MONTHS:                                                                                            0.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
MANDATORY RECAST (MONTHS)                                                                                                   120
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-2.00):                                                                            73.8%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
CALIFORNIA CONCENTRATION (+/-5.00):                                                                                        57.5%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
FULL/ALT DOCUMENTATION (+/- 5.00):                                                                                         11.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
STATED/SISA (+/- 5.00):                                                                                                    89.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
NINA/NO RATIO/NO DOCUMENTATION (+/-1)                                                                                       0.0%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
CASH OUT REFINANCE (+/- 5.00):                                                                                             48.5%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
SINGLE FAMILY DETACHED (+/- 5.00):                                                                                         88.5%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
INVESTOR PROPERTY (+/- 5.00):                                                                                               8.9%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
SECOND HOME/VACATION (+/- 3.00):                                                                                            4.5%
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE FICO (+/- 10.00):                                                                                         712.5
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 15%):                                                                                  $390,000
---------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------

The percentages  set forth in the table above,  other than any weighted  averages,  are percentages of the aggregate principal  balance of the actual  mortgage  loan pool to be  included in the trust on the  Closing  Date,  as of the
Cut-off  Date,  after  deducting  payments of  principal  due during the month of the  Cut-off  Date.  Any  weighted average is weighted based on the principal  balance of the actual  mortgage loans to be included in the trust on the
Closing  Date,  as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off
Date.

A percentage  expressed in  parenthesis  for a category in the table above  reflects  the  percentage  by which the number set forth for such  category may vary in the actual  mortgage loan pool included in the trust on the Closing
Date.  For example the  Aggregate  Stated  Principal  Balance of the  mortgage  loans  included in the trust on the
Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off
Date, could be lower or higher than the amount specified by as much as 5%.

A number  expressed  in  parenthesis  for a category in the table above  reflects  the amount by which the number or percentage  set forth for such  category  may vary in the actual  mortgage  loan pool  included  in the trust on the
Closing Date. For example,  Full/Alt  documentation  loans could vary from 6.0% to 16.0% of the aggregate  principal balance of the actual  mortgage loan pool  included in the trust on the Closing Date, as of the Cut-off Date,  after deducting payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

LEAD UNDERWRITER:                   Goldman, Sachs & Co.

CO-MANAGER:                         Residential Funding Securities, LLC.

SIGNIFICANT SERVICERS:              Servicers that may  subservice 10% or more by principal  amount of the mortgage
                                    loans  include  Homecomings  Financial,   LLC,  a  wholly-owned  subsidiary  of
                                    Residential  Funding,  and GMAC  Mortgage,  LLC, an  affiliate  of  Residential
                                    Funding.

CUT-OFF DATE:                       May 1, 2007.

CLOSING DATE:                       On or about May 30, 2007.

DISTRIBUTION DATE:                  25th of each  month,  or the next  business  day if such day is not a  business day, commencing in June 2007.

ASSUMED FINAL
DISTRIBUTION DATES:                 The  distribution  date in May 2037. The actual final  distribution  date could be substantially earlier.

FORM OF CERTIFICATES:               Book-entry: Class A, Class X, if any, and Class M Certificates.

MINIMUM DENOMINATIONS:              Class A  Certificates  and those  classes of Class M  Certificates  rated in at least the second  highest  rating  category by one of the rating  agencies,  in minimum denominations  representing an original principal amount of $25,000 and integral  multiples  of $1 in  excess  thereof.  All other  classes  of Class M
                                    Certificates in minimum  denominations of $100,000 and integral multiples of $1
                                    in  excess  thereof.  Any  class  of  interest-only  certificates:   $2,000,000
                                    notional amount.

SENIOR CERTIFICATES:                Class A Certificates and Class X Certificates, if any.

SUBORDINATE CERTIFICATES:           Class  M  Certificates  and  Class B  Certificates,  if  any.  The  Subordinate
                                    Certificates will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the
                                    Class  A,  Class  X, if any,  and  Class M  Certificates  may be  eligible  for purchase by persons  investing  assets of employee  benefit plans or individual retirement accounts assets.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the  related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in at least the  second  highest rating  category  by one of the  rating  agencies  will  be  "mortgage  related securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of
                                    1984,  or  SMMEA,  and  the  remaining  classes  of  certificates  will  not be
                                    "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment"  in the term  sheet  supplement  and "Legal  Investment
                                    Matters" in the related base prospectus.

TAX STATUS:                         For federal income tax purposes,  the depositor will elect to treat the portion of the  trust  consisting  of the  related  mortgage  loans and  certain  other segregated  assets as one or more real  estate  mortgage  investment  conduits.
                                    The offered  certificates  will represent  ownership of regular  interests in a real estate  mortgage  investment  conduit  that  generally  will be treated as representing  ownership of debt for federal  income tax  purposes.  You will be required to include in income all  interest  and original  issue  discount,  if any, on such  certificates  in accordance with the accrual method of accounting regardless  of your  usual  methods  of  accounting.  For  federal  income  tax purposes,  the Class R  Certificates  for any series  will  represent  residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding  the  federal  income tax  consequences  of investing  in the  offered  certificates,  see  "Material  Federal  Income  Tax
                                    Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Excess cash flow, overcollateralization and subordination.

See  "Description  of the  Certificates  - Excess  Cash Flow and  Overcollateralization"  and  "Description  of the
Certificates--Allocation of Losses" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full scheduled  payment on a mortgage loan, the Master
Servicer  will advance funds to cover the amount of the scheduled  payment that was not made.  However,  the Master
Servicer will advance  funds only if it determines  that the advance will be  recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date on which the aggregate  outstanding  principal  balance of the mortgage  loans as of the related  determination  date is less than 10% of their aggregate stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under  either  type of optional  purchase,  holders of the  outstanding  certificates  are  entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest, as and to the extent described  in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding,  if the trust then  holds  properties  acquired  from  foreclosing  upon  defaulted  loans.  In  either  case,  there  will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The Pooling and  Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

                                                                                       [Filed pursuant to Rule 433]

                                               TERM SHEET SUPPLEMENT
                                 FOR USE WITH BASE PROSPECTUS DATED APRIL 9, 2007

                                         RESIDENTIAL ACCREDIT LOANS, INC.

                                                     DEPOSITOR

                                         RESIDENTIAL FUNDING COMPANY, LLC

                                            SPONSOR AND MASTER SERVICER

                                                    QH PROGRAM
                                  MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                               (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, which may be divided into two or more loan groups.  The mortgage loans will be master serviced by
Residential Funding Company, LLC.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

---------------------------------------------------------------------------------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-6 IN THIS TERM SHEET SUPPLEMENT.
---------------------------------------------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO
WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE
DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL
ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING THE  TOLL-FREE  NUMBER SET FORTH IN
ANY TERM SHEET RELATED TO THE OFFERING.

                                                   MAY 15, 2007

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE RELATED BASE  PROSPECTUS AND THE  PROSPECTUS  SUPPLEMENT  FOR ANY SERIES.  THE  INFORMATION IN THIS
TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF
AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED  THE  MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                              EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the  Prospectus  Directive, each referred to in this term sheet  supplement as a Relevant  Member State,  each  underwriter  will represent and agree that with effect  from and  including  the date on which the  Prospectus  Directive  is  implemented  in that
Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will  not  make an  offer of  certificates  to the  public  in that  Relevant  Member  State  prior to the publication of a prospectus in relation to the certificates  which has been approved by the competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including  the Relevant  Implementation  Date,  make an offer of  certificates  to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized or regulated to operate in the  financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last financial  year;  (2) a total  balance  sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the Prospectus Directive.

For the  purposes  of the  preceding  paragraph,  (i) "offer of  certificates  to the  public" in  relation  to any certificates  in any  Relevant  Member  State means the  communication  in any form and by any means of  sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase  or  subscribe  the  certificates,  as the  same  may be  varied  in  that  Member  State  by any  measure implementing  the  Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive"  means  Directive
2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has  only  communicated  or  caused  to be  communicated  and  will  only  communicate  or  cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section
         21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet  supplement  as FSMA)
         received  by it in  connection  with  the  issue or sale of the  certificates  in  circumstances  in which
         Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS
     TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  of any series in three or more separate  documents that provide progressively more detail:

-        the related base prospectus,  dated April 9, 2007, which provides general  information,  some of which may not apply to your series of certificates;

-        this term sheet  supplement,  which  provides  general  information  about series of  certificates  issued pursuant to the  depositor's QH program,  some of which may not apply to the offered  certificates of any series; and

-        one or more term  sheets,  which  describe  terms  applicable  to the  classes  of the  series of  offered certificates  described  therein  and  provides  a  description  of certain  collateral  stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-140610.

The  depositor's  principal  offices  are  located at 8400  Normandale  Lake  Boulevard,  Suite  250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR
MATERIALS  RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS  PRELIMINARY,  AND IS
SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN
OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE ACCEPTED  AND WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE  CERTIFICATES,
UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,
AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE
OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS
CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF
FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU,  AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

                        TABLE OF CONTENTS

                                                      PAGE

RISK FACTORS..........................................S-6
     Negative Amortization Loans and Deferred InterestS-6

     Standard Hazard Insurance and Primary Mortgage

     Additional Yield Considerations Applicable Solely to

     Servicing and Other Compensation and Payment of

     Special Tax Considerations Applicable to Residual
     Certificates ...................................S-82
     Tax Return Disclosure and Investor List

                                                   RISK FACTORS

         The offered  certificates  of any series are not suitable  investments  for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

         The mortgage loans included in the trust  established  for any series may be divided into two or more loan groups.  The risks associated with an investment in different  classes of offered  certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

NEGATIVE AMORTIZATION LOANS AND DEFERRED
INTEREST

The yield on and weighted average lives of   The interest rates on the mortgage  loans adjust  monthly,  semi-annually  or annually after an initial fixed
the certificates will be subject to          rate period  generally of five years.  The minimum  monthly  payment for the  mortgage  loans will (i) adjust negative amortization on the mortgage loans  annually  during the period that  commences  on the date on which the initial  fixed rate period  expires and ends on the scheduled  recast date and (ii) adjust  monthly,  semi-annually  or annually  after the scheduled recast date, in each case, subject to maximum interest rates,  payments caps and other limitations.  Prior to the scheduled  recast date (which is the tenth  anniversary  of the first  payment  date) or the  unscheduled recast date (which is the date on which the negative  amortization limit is reached),  the amount of interest accruing  on the  principal  balance of the  mortgage  loans may exceed  the  amount of the  minimum  monthly payment.  As a result,  a portion of the accrued  interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred  interest that will be added to the principal balance of the related mortgage loan.

                                             In addition,  beginning  initially upon the earlier to occur of the scheduled  recast date or the unscheduled recast date,  the monthly  payment due on that mortgage  loan will be recast.  If the mortgage loan is recast as a result of the  occurrence  of the  scheduled  recast date,  the mortgage loan will be recast in order to provide for the  outstanding  balance of the mortgage  loan to be paid in full at its maturity by the payment of equal  monthly  installments.  If the  mortgage  loan is  recast  as a  result  of the  occurrence  of the unscheduled  recast date,  the mortgage  loan will be recast so that the minimum  monthly  payment will be an interest-only  payment until the day on which the  scheduled  recast date occurs.  These  features may affect the rate at which  principal on these  mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the increased principal balances.
                                             The amount of deferred  interest,  if any,  with respect to mortgage  loans for a given month will reduce the amount of interest  collected on these mortgage loans that is available for  distributions of interest on the certificates.  Any final term  sheet for a class of  certificates  will set forth the extent to which,  if at all, the resulting  reduction in interest  collections  on the mortgage  loans will be offset,  in part or in whole,  by applying  full and  partial  principal  prepayments  received  on the  mortgage  loans to interest distributions  on the  certificates.  The final term sheet for a class of certificates  will describe how net deferred  interest on the  mortgage  loans will be deducted  from the interest  payable to the  certificates.
                                             Allocations of net deferred  interest  could, as a result,  affect the weighted  average life of the affected class of  certificates.  If any final term sheet for a class of  certificates  provides for the offset of net deferred interest with full and partial principal  prepayments  received on the mortgage loans, then only the amount by which full and partial principal  prepayments  received on the mortgage loans exceeds the amount of deferred  interest on the mortgage loans, and other  unscheduled and scheduled  payments of principal will be distributed  as a principal  distribution  on the  certificates.  Any increase in the  certificate  principal balance of any class of certificates,  or any delay in the decrease of the certificate principal balance of a class of  certificates,  may increase the period of time during which the  applicable  class of  certificates could absorb realized  losses on the mortgage loans. We cannot predict the extent to which deferred  interest will accrue on the mortgage  loans,  and therefore  cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.
RISK OF LOSS

Underwriting standards may affect risk of    Generally,  the mortgage loans have been originated using underwriting standards that are less stringent than
loss on the mortgage loans.                  the  underwriting  standards  applied by certain other first lien mortgage  loan purchase  programs,  such as those of Fannie Mae, Freddie Mac or the depositor's  affiliate,  Residential  Funding Mortgage  Securities I,
                                             Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                             Examples include the following:
                                             o    mortgage  loans secured by non-owner  occupied  properties  may present a greater risk that the borrower will stop making monthly payments if the borrower's financial condition deteriorates;
                                             o    mortgage loans with  loan-to-value  ratios greater than 80% (i.e., the amount of the loan at origination is 80% or more of the  value of the  mortgaged  property)  may  increase  the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure;
                                             o    mortgage  loans  with  loan-to-value  ratios  of  greater  than  80%,  which  may be as  high as 100% at origination,  with no mortgage  insurance  may increase the  likelihood  that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon  foreclosure  unless the value of the mortgaged property increases;
                                              O   mortgage loans made to borrowers who have high  debt-to-income  ratios (i.e., the amount of debt service on the other debt of the  borrower  represents  a large  portion of his or her  income)  may result in a deterioration  of the  borrower's  financial  condition that could make it difficult for the borrower to continue to make mortgage payments; and
                                              o   mortgage  loans made to borrowers  whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.

                                              Some  of the  mortgage  loans  with  loan-to-value  ratios  over  80% may be  insured  by  primary  mortgage insurance.  However,  if the  insurer is unable to pay a claim,  the amount of loss  incurred on those loans may be increased.

                                              In addition,  in  determining  loan-to-value  ratios for certain  mortgage  loans,  the value of the related mortgaged  property  may be based  on an  appraisal  that is up to 24  months  old if there is a  supporting broker's price opinion,  automated  valuation,  drive-by appraisal or other  certification of value. If such an appraisal does not reflect  current  market values and such market values have  declined,  the likelihood that  proceeds  from a sale of the  mortgaged  property may be  insufficient  to repay the mortgage  loan is increased.

                                             See "The  Trusts--Underwriting  Policies" and "Certain  Legal Aspects of Mortgage  Loans and Contracts" in the
                                             related base prospectus.

Some of the mortgage loans may provide for   Some of the  mortgage  loans may provide for a payment  option  whereby  the monthly  payment  will not fully
large payments at maturity.                  amortize the principal over the term to maturity of the mortgage loan and,  thus,  will require a substantial principal  payment,  sometimes called a balloon amount, at the stated maturity.  Mortgage loans which require payment of a balloon  amount  involve a greater  degree of risk  because the ability of a mortgagor  to pay a balloon amount  typically will depend upon the mortgagor's  ability either to timely refinance the loan or to sell the related mortgaged property.

                                             See "Description of the Mortgage Pool--Balloon Mortgage Loans" in this term sheet supplement.

The return on your certificates could be     The  Servicemembers  Civil  Relief Act or the Relief  Act,  provides  relief to  borrowers  who enter  active
reduced by shortfalls due to the             military  service and to borrowers in reserve  status who are called to active duty after the  origination of
Servicemembers Civil Relief Act.             their mortgage loan.  Current or future  military  operations of the United States may increase the number of borrowers who are in active  military  service,  including  persons in reserve status who have been called or will be called to active  duty.  The  Relief Act  provides  generally  that a borrower  who is covered by the
                                             Relief Act may not be charged  interest on a mortgage loan in excess of 6% per annum during the period of the borrower's  active duty.  Any resulting  interest  shortfalls  are not required to be paid by the borrower at any future  time.  The master  servicer for the  applicable  series of  certificates  will not be required to advance these  shortfalls  as  delinquent  payments,  and the  shortfalls  will not be covered by any form of credit  enhancement on the  certificates of that series.  Interest  shortfalls on the mortgage loans included in the trust  established for any series due to the  application of the Relief Act or similar  legislation or regulations  will be applied to reduce the accrued  interest on each  interest-bearing  class of certificates related to that mortgage loan on a pro rata basis.
                                             The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the  borrower's period of active duty and, in some cases,  during an additional three month period  thereafter.  As a result, there may be delays in payment  and  increased  losses on the  mortgage  loans.  Those  delays and  increased losses on the mortgage loans in any loan group will be borne  primarily by the class of related  certificates of that series with a certificate principal balance greater than zero with the lowest payment priority.
                                             We do not know how many mortgage  loans have been or may be affected by the  application of the Relief Act or similar legislation or regulations.

                                             See the definition of Accrued Certificate Interest under "Description of the  Certificates--Glossary of Terms"
                                             in this term sheet supplement and "Certain Legal Aspects of Mortgage  Loans--Servicemembers  Civil Relief Act"
                                             in the related base prospectus.

The return on your certificates may be       Losses on  mortgage  loans may occur due to a wide  variety of  causes,  including  a decline in real  estate
affected by losses on the mortgage loans,    values, as well as adverse changes in a borrower's  financial  condition.  A decline in real estate values or
which could occur due to a variety of        economic  conditions  nationally  or in the regions  where the  mortgaged  properties  are  concentrated  may
causes.                                      increase the risk of losses on the mortgage loans.

The return on your certificates may be       One  risk of  investing  in  mortgage-backed  securities  is  created  by any  concentration  of the  related
particularly sensitive to changes in real    properties  in one or more  geographic  regions.  If the regional  economy or housing  market  weakens in any
estate markets in specific regions.          region having a significant  concentration  of properties  underlying  mortgage  loans  included in the trust established  for any  series,  the  mortgage  loans in that  region  may  experience  high  rates of loss and delinquency,  resulting  in losses to holders of the  related  series of  certificates.  A region's  economic condition and housing market may be adversely  affected by a variety of events,  including  natural disasters such as earthquakes,  hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power  outages,  or terrorist  actions or acts of war. The economic  impact of any of those events may also be felt in areas  beyond the  region  immediately  affected  by the  disaster  or  disturbance.  The properties  underlying the mortgage loans  included in any loan group may be  concentrated  in these regions.
                                             This  concentration  may result in greater  losses to  certificateholders  than those  generally  present for similar mortgage-backed securities without that concentration.

Recent developments in the residential       Recently,  the residential mortgage market in the United States has experienced a variety of difficulties and
mortgage market may adversely affect the     changed  economic  conditions that may adversely  affect the yield on your  certificates.  Delinquencies  and
return on your certificates                  losses with  respect to  residential  mortgage  loans  generally  have  increased in recent  months,  and may continue to increase.  In addition,  in recent months housing prices and appraised values in many states have declined or stopped  appreciating,  after extended periods of significant  appreciation.  A continued decline or an extended  flattening of those values may result in additional  increases in delinquencies and losses on residential  mortgage loans generally,  particularly with respect to second homes and investor properties and with respect to any  residential  mortgage  loans whose  aggregate loan amounts  (including  any  subordinate liens) are close to or greater than the related property values.

                                             Another factor that may have  contributed  to, and may in the future result in, higher  delinquency  rates is the increase in monthly  payments on adjustable  rate  mortgage  loans.  Borrowers  with  adjustable  payment mortgage  loans are being  exposed to increased  monthly  payments  when the related  mortgage  interest rate adjusts upward from the initial fixed rate or a low  introductory  rate, as applicable,  to the rate computed in accordance with the applicable index and margin.  This increase in borrowers'  monthly payments,  together with any  increase in  prevailing  market  interest  rates,  may result in  significantly  increased  monthly payments for borrowers with adjustable rate mortgage loans.

                                             Borrowers  seeking to avoid these  increased  monthly  payments by  refinancing  their  mortgage loans may no longer be able to find available  replacement  loans at comparably  low interest  rates. A decline in housing prices may also leave borrowers with insufficient  equity in their homes to permit them to refinance,  and in addition,  many mortgage loans have  prepayment  premiums that add to the cost of  refinancing.  Furthermore, borrowers  who intend to sell  their  homes on or before the  expiration  of the fixed rate  periods on their mortgage  loans may find that they cannot sell their  properties  for an amount  equal to or greater than the unpaid  principal  balance of their loans.  These events,  alone or in combination,  may contribute to higher delinquency rates.

                                             You should  consider that the general market  conditions  discussed  above may affect the  performance of the mortgage loans and may adversely affect the return on your certificates.

Excess interest from the mortgage loans      The amount by which the aggregate stated principal  balance of the mortgage loans exceeds the aggregate class
may not provide adequate credit              certificate  balance  of the  classes  of  certificates,  other  than the Class SB  Certificates  and Class R
enhancement.                                 Certificates,  is called  "overcollateralization."  Except as  provided  in a final term  sheet,  the initial level of  overcollateralization  (that is, the  overcollateralization  on the closing date) is expected to be approximately  equal to the initial  level of  overcollateralization  required  by the pooling and  servicing agreement.  The  mortgage  loans are expected to accrue more  interest  than is needed to pay interest on the classes of certificates  because the weighted  average  interest rate on the mortgage loans is expected to be higher than the weighted average  pass-through rate on such classes of certificates plus the weighted average expense fee rate. In the event that the level of  overcollateralization  is reduced,  such "excess  interest"
                                             will be used to make additional  principal payments on the classes of certificates to the extent described in this term sheet supplement.  Overcollateralization  is intended to provide limited  protection to the holders of the offered  certificates by absorbing losses from liquidated  mortgage loans.  However,  we cannot assure you that enough  excess  interest will be generated on the mortgage  loans to maintain the required  level of overcollateralization.

                                             The excess  interest  available on any  distribution  date will be affected by the actual  amount of interest received,  collected or advanced in respect of the mortgage loans for that  distribution  date, the amount of deferred  interest  for those  mortgage  loans  and,  if so  provided  in any final term sheet for a class of certificates,  the amount of principal  collections  available to offset the deferred  interest.  Such amount will be influenced by changes in the weighted  average of the mortgage rates  resulting from  prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates.  The pass-through  rate of each class of  interest-bearing  certificates is subject to a net rate cap which generally is based on the weighted  average  adjusted net mortgage  rates of the mortgage  loans,  as may be adjusted as described in a final  term  sheet.  If the  pass-through  rate on one or more  classes  of  certificates  is  limited by the applicable  net rate cap, it may be necessary to apply all or a portion of the  interest  funds  available to distribute interest at the pass-through rates for such classes of certificates.  As a result, interest may be unavailable for any other purpose.

                                             If the  protection  afforded  by  overcollateralization  is  insufficient,  then the  holders of the  offered certificates could experience a loss on their investment.

The value of your certificates may be        If the performance of the mortgage loans included in the trust  established  for any series is  substantially reduced if losses are higher than expected.  worse than assumed by the rating agencies  rating any class of  certificates  of that series,  the ratings of any class of those  certificates may be lowered in the future.  This would probably reduce the value of those certificates.  None of the  depositor,  the master  servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.
LIMITED OBLIGATIONS

Payments on the mortgage loans are the       The  certificates  offered in each series will  represent  interests only in the trust  established  for that
sole source of payments on your              series.  The  certificates  do not represent an ownership  interest in or obligation  of the  depositor,  the
certificates.                                master  servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing agreement  for that series,  investors  will have no recourse to the  depositor,  the master  servicer or any other entity, and will incur losses.
LIQUIDITY RISKS

You may have to hold your certificates to    A secondary  market for your  certificates may not develop.  Even if a secondary market does develop,  it may maturity if their marketability is limited.  not  continue or it may be illiquid.  Neither the  underwriters  for the related  series nor any other person will have any obligation to make a secondary  market in your  certificates,  and you have no right to request redemption  of your  certificates.  Illiquidity  means  you may  not be  able  to  find a buyer  to buy  your securities  readily or at prices  that will  enable you to realize a desired  yield.  Illiquidity  can have a severe adverse effect on the market value of your certificates.
                                             Any class of offered certificates may experience  illiquidity,  although generally illiquidity is more likely for classes that are  especially  sensitive to  prepayment,  credit or interest  rate risk, or that have been structured to meet the investment requirements of limited categories of investors.
A transfer of master servicing in the        If the master servicer  defaults in its  obligations  under the pooling and servicing  agreement,  the master
event of a master servicer default may       servicing  of the  mortgage  loans may be  transferred  to the trustee or an alternate  master  servicer,  as
increase the risk of payment application     described  under "The  Pooling and  Servicing  Agreement - Rights Upon Event of Default" in the related  base
errors                                       prospectus.  In the event of such a transfer of master  servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.
HIGH LTV LOANS WITHOUT MORTGAGE INSURANCE

The mortgage pool includes certain loans     Some of the mortgage  loans may have an LTV ratio at origination in excess of 80% but may not be insured by a
that may be subject to a higher risk of      primary mortgage  insurance  policy.  Although primary  mortgage  insurance policy is generally  required for
loss                                         mortgage  loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria. The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon  foreclosure  is greater for these types of loans,  resulting in a higher likelihood of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY MORTGAGE INSURERS

You may incur losses if a primary mortgage   Some of the  mortgage  loans may have an LTV ratio at  origination  in excess of 80% and may be  insured by a
insurer fails to make payments under a       primary  mortgage  insurance  policy.  If such a mortgage loan were subject to a foreclosure and the value of
primary mortgage insurance policy            the related mortgaged  property were not sufficient to satisfy the mortgage loan,  payments under the primary mortgage  insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim,  the amount of such losses  would be  allocated to holders of the related certificates as realized losses.
RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have certain               Some of the mortgage  loans may not be secured  directly by real  property but may be  cooperative  loans.  A
characteristics that may increase the risk   cooperative  loan is secured by a first lien on shares issued by the  cooperative  corporation  that owns the
of loss                                      related apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific  unit within the  cooperative.  Cooperative  loans have  certain  characteristics that may increase the likelihood of losses.

                                             The proprietary lease or occupancy  agreement  securing a cooperative loan is subordinate,  in most cases, to any  blanket  mortgage on the related  cooperative  apartment  building  or on the  underlying  land.  If the cooperative  is  unable to meet the  payment  obligations  (i)  arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that  mortgage and terminate all  subordinate proprietary  leases  and  occupancy  agreements  or (ii)  arising  under its land  lease,  the  holder of the landlord's  interest  under the land lease could  terminate  it and all  subordinate  proprietary  leases and occupancy agreements.

                                             Additionally,  the proprietary lease or occupancy  agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the  tenant-stockholder  fails to pay maintenance or other  obligations or charges owed by the  tenant-stockholder.  A default by the tenant-stockholder  under the proprietary lease or occupancy  agreement will usually  constitute a default under the security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a  cooperative  loan,  the  mortgagee  will be subject to certain  restrictions  on its ability to transfer the  collateral and the use of proceeds from any sale of collateral.

                                             See "Certain  Legal Aspects of Mortgage  Loans and  Contracts--The  Mortgage  Loans--Cooperative  Loans" in the
                                             related base prospectus.

BANKRUPTCY RISKS

Bankruptcy proceedings could delay or        The  transfer of the  mortgage  loans from any  applicable  seller to the  depositor  will be intended by the
reduce distributions on the certificates.    parties to be and will be documented as a sale.  However,  if any seller were to become  bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the applicable  mortgage loans as a loan secured by those  mortgage  loans or to  consolidate  those  mortgage  loans  with the assets of that  seller.  Any such attempt could result in a delay in or reduction of  collections  on the mortgage  loans included in the trust established for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower May Increase    If a borrower becomes subject to a bankruptcy  proceeding,  a bankruptcy  court may require  modifications of
the Risk of Loss on a Mortgage Loan.         the terms of a mortgage loan without a permanent  forgiveness  of the principal  amount of the mortgage loan.
                                             Modifications  have included  reducing the amount of each monthly payment,  changing the rate of interest and altering the repayment  schedule.  In addition,  a court having federal bankruptcy  jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's  residence by paying arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment  schedule,  even though the lender  accelerated  the mortgage loan and final judgment of foreclosure  had been entered in state court. In addition,  under the federal  bankruptcy law, all actions against a borrower and the borrower's  property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

The yield on your certificates will vary     The yield to  maturity  on each  class of offered  certificates  of any  series  will  depend on a variety of
depending on the rate of prepayments.        factors, including:

                                             o        the rate and timing of principal  payments on the mortgage  loans in the related loan group included in the trust established for that series,  including  prepayments,  net deferred interest on the related  mortgage  loans,  defaults  and  liquidations,  and  repurchases  due  to  breaches  of representations or warranties;

                                             o        the  allocation  of  principal  payments on the  mortgage  loans in the related loan group among the various classes of offered certificates included in that series;

                                             o        realized losses and interest shortfalls on the mortgage loans in the related loan group;

                                             o        the pass-through rate for that class; and

                                             o        the purchase price of that class.

                                             The rate of prepayments is one of the most important and least predictable of these factors.

                                             As used in this term sheet  supplement,  references  to the related (or words of similar  effect)  loan group will  mean,  in the case of a  series  with  multiple  loan  groups,  the loan  group  from  which a class of certificates  will receive  distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.

                                             No assurances are given that the mortgage loans will prepay at any particular rate.

                                             In general,  if you purchase a  certificate  at a price  higher than its  outstanding  certificate  principal balance  and  principal  distributions  on your  certificate  occur  faster  than you  assumed at the time of purchase,  your yield will be lower than you  anticipated.  Conversely,  if you purchase a  certificate  at a price lower than its outstanding  certificate  principal  balance and principal  distributions  on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the mortgage      Since  mortgagors,  in most  cases,  can  prepay  their  mortgage  loans at any time,  the rate and timing of
loans will vary depending on future market   principal  distributions  on the offered  certificates  are highly  uncertain and are  dependent  upon a wide
conditions and other factors.                variety of factors,  including general economic  conditions,  interest rates, the availability of alternative financing and homeowner mobility.  Generally, when market interest rates increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the  pass-through  rate on your class of certificates.  On the other hand, when market interest rates decrease,  borrowers are generally more likely to prepay their mortgage  loans.  In addition,  when the mortgage rates on mortgage loans with a fixed interest rate for an initial period of several years or more, or hybrid  mortgage  loans,  convert from fixed rates to adjustable  rates,  there may be an increase in prepayments.  The factors  described in the previous two  sentences  could  result in a faster  return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.
                                             Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance their mortgage loans,  may increase  the rate of  prepayments  on the  mortgage  loans.  These  refinancing  programs may be offered by the  master  servicer,  any  subservicer,  the  depositor  or their  affiliates,  and may  include streamlined  documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.  Streamlined  documentation  programs  involve less  verification of underwriting  information than traditional documentation programs.

                                             See  "Description  of the Mortgage Pool - The Program" and "Certain Yield and Prepayment  Considerations"  in
                                             this term sheet supplement and "Maturity and Prepayment Considerations" in the related base prospectus.

The recording of mortgages in the name of    The mortgages or  assignments  of mortgage for all or a portion of the mortgage  loans  included in the trust
MERS may affect the yield on the             established for any series may have been or may be recorded in the name of Mortgage  Electronic  Registration
certificates.                                Systems,  Inc., or MERS,  solely as nominee for the originator  and its  successors  and assigns.  Subsequent assignments  of those  mortgages are registered  electronically  through the MERS(R)System.  However,  if MERS discontinues  the MERS(R)System and it becomes  necessary  to record an  assignment  of the  mortgage  to the trustee for any  series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount  available  to pay  principal  of and  interest  on the  certificates  included  in that  series  with certificate principal balances greater than zero with the lowest payment priorities.

                                             The  recording  of  mortgages  in the name of MERS is a  relatively  new  practice  in the  mortgage  lending industry.  Public  recording  officers  and  others  in the  mortgage  industry  may  have  limited,  if any, experience  with lenders  seeking to foreclose  mortgages,  assignments  of which are  registered  with MERS.
                                             Accordingly,  delays and additional costs in commencing,  prosecuting and completing foreclosure  proceedings and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and  additional costs could in turn delay the  distribution  of liquidation  proceeds to holders of the related  certificates and increase the amount of losses on the mortgage loans.

                                             For  additional  information  regarding  MERS  and  the  MERS(R)System,  see  "Description  of  the  Mortgage
                                             Pool--General"  and  "Certain  Yield  and  Prepayment  Considerations"  in  this  term  sheet  supplement  and
                                             "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

The yield on your certificates will be       The offered  certificates  of each class included in a series will have different  yield  considerations  and
affected by the specific terms that apply    different  sensitivities  to the rate and  timing of  principal  distributions.  The  following  is a general
to that class, discussed below.              discussion of yield  considerations  and prepayment  sensitivities  of some of the categories of certificates that may be included in any series.

                                             See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
 Class A Certificates                        The Class A Certificates of any series, other than any interest only certificates,  may be subject to various priorities for payment of principal.  Distributions  of principal on the Class A  Certificates  of any series entitled to  principal  distributions  with an earlier  priority of payment  will be affected by the rates of prepayment  of the  related  mortgage  loans early in the life of the related  loan group.  Those  classes of
                                             Class A Certificates of any series entitled to principal  distributions with a later priority of payment will be affected by the rates of prepayment of the related  mortgage loans  experienced  both before and after the commencement of principal  distributions  on those classes,  and will be more likely to be affected by losses on the related mortgage loans not covered by any applicable  credit  enhancement  since these classes will be outstanding for a longer period of time.

                                             See "Description of the  Certificates--Principal  Distributions on the Senior Certificates" in this term sheet supplement.

The yields on the floating rate              The interest  rate on any class of floating  rate  certificates  will vary in  accordance  with an applicable
certificates may be affected by changes in   interest rate index.  Therefore,  the yield to investors on any class of floating rate  certificates  will be
interest rates.                              extremely  sensitive to fluctuations of the applicable  interest rate index. In addition,  the mortgage rates on the mortgage loans may be based on an index that is different from that of the mortgage  loans,  which may rise or fall more slowly or quickly,  or may move in an opposite  direction  to the index  applicable  to the mortgage loans.  We cannot assure you as to the level, rate or timing of changes in any index.

Certificates with a pass-through rate        The pass-through  rates on one or more classes of certificates of any series may be subject to a cap equal to
subject to a cap                             the weighted  average of the net mortgage rates on the related  mortgage  loans, in some cases adjusted to an actual over  360-day  rate,  or the lesser of the weighted  average of the net mortgage  rates on the related mortgage  loans,  in some  cases  adjusted  to an actual  over  360-day  rate,  and a fixed  rate per  annum.
                                             Therefore,  the  prepayment  of the related  mortgage  loans with higher  mortgage  rates may result in lower pass-through rates on those classes of certificates.

                                             Investors  in those  classes of  certificates  should be aware  that the  mortgage  rates on  adjustable-rate mortgage  loans may adjust at  different  times  based on the  related  index,  and  sometimes  after a fixed interest rate period.  Consequently,  the weighted  average net mortgage rate on the related  adjustable-rate mortgage  loans, if any, during the related due period will be sensitive to fluctuations in the levels of the related indices on the  adjustable-rate  mortgage  loans,  and may be less than interest that would accrue on those classes of  certificates in the absence of the applicable cap on their  pass-through  rate. In a rising interest rate environment,  those classes of certificates may receive interest at the applicable cap rate for a protracted period of time.

                                             In addition,  as and to the extent  described in any final term sheet for a class of  certificates,  interest may accrue on a class of  certificates  at a pass-through  rate related to, for each  distribution  date, the excess,  if any, of the weighted  average of the net mortgage rates on the mortgage loans in the related loan group or groups,  or the available  funds for the related  group or groups,  over an index plus an applicable margin or the weighted  average of the pass-through  rates on another class or classes of  certificates.  The yield to maturity on such a class of certificates will be particularly  sensitive to the level of prepayments on the  mortgage  loans  included in the related  loan group or groups with  higher net  mortgage  rates.  If mortgage  interest rates decline,  the higher  interest rate mortgage loans are more likely to be refinanced, and,  therefore,  prepayments  in full on these  mortgage  loans are more likely to occur.  Increases  in any applicable index may increase the weighted average  pass-through rate on the other  certificates to which the pass-through  rate on that class of certificates is related,  or may directly reduce the pass-through rate on that class of  certificates.  If for any  distribution  date, the available funds or the weighted  average of the net mortgage  rates on the mortgage loans in the related loan group or groups,  as  applicable,  is equal to, or less than, the related index plus the  applicable  margin which serves as the cap on the rate for that class of certificates,  or the weighted  average of the  pass-through  rates on the certificates to which the pass-through  rate on that class of  certificates  is related,  that class of  certificates  will  receive no distributions of interest on that distribution date.

Interest Only Certificates                   A class of interest only certificates included in any series will not be entitled to principal  distributions and will receive interest  distributions  based on a notional amount,  which may be based on all or a portion of the certificate  principal balance of one or more classes of certificates  included in the related series.
                                             Investors  in a class of  interest  only  certificates  should be aware  that the yield on that class will be extremely  sensitive  to the rate and  timing of  principal  payments  on the  related  class or  classes  of certificates,  and that rate may fluctuate  significantly over time. A faster than expected rate of principal payments  on the  related  class or  classes  of  certificates  will have an  adverse  effect on the yield to investors in a class of interest only  certificates  and could result in their failure to fully recover their initial investments.

Senior Support Certificates                  Investors in a class of senior  support  certificates  of any series should be aware that all or a portion of losses on the mortgage  loans in the related  loan group  included in the trust  established  for that series otherwise  allocable to the related class or classes of super senior  certificates  will be allocated to that class of  senior  support  certificates  as and to the  extent  set forth in the  final  term  sheet for that series.  Therefore,  the yield to maturity on that class of senior  support  certificates  will be  extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates                    The yield to investors in any class of the  subordinated  certificates of any series will be sensitive to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.
                                             It is not  expected  that a class of  subordinated  certificates,  other  than any  class of  senior  support certificates,  will receive any distributions of principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately  large portion of principal  prepayments  on the  mortgage  loans in each loan group may be allocated to the related senior  certificates  as  described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal  prepayments  on the mortgage loans in each loan group may be paid to the holders of the subordinated certificates, other than any class of senior support certificates.

                                             As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.

                                             See  "Summary--Credit  Enhancement--Allocation  of Losses" and "Description of the  Certificates--Allocation  of
                                             Losses; Subordination" in this term sheet supplement.

Certificates entitled to prepayment charges  As set forth in any final term sheet for a class of certificates,  the holders of certain certificates may be entitled to prepayment  charges  collected in respect of the mortgage  loans.  The yield to maturity of those certificates  will  depend on the rate and timing of receipt of  prepayment  charges on the  mortgage  loans, which are difficult to predict and which may fluctuate  significantly over time.  Generally,  each prepayment charge only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such  mortgage  loan.  In  addition,  under  certain  instances  the  payment  of any  otherwise applicable  prepayment  charge may be waived by the  master  servicer.  Investors  should  conduct  their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges,  or decisions by the master  servicer  with  respect to waiver  thereof,  may have on the  performance  of those  certificates entitled to  prepayment  charges.  There can be no  assurance  as to the timing or amount of  collections  of prepayment  charges or the effect of prepayment  charges on the rate of  prepayments  on the mortgage  loans.
                                             Further,  some state laws  restrict  the  imposition  of  prepayment  charges  even when the  mortgage  loans expressly provide for the collection of those charges.  It is possible that prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In that event, these amounts will not be available for distribution on the certificates entitled to prepayment charges.

                                             See  "Description of the Mortgage Pool - General" and "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement  and  "Certain  Legal  Aspects of Mortgage  Loans and  Contracts--Default  Interest and
                                             Limitations on Prepayments"  in the related base prospectus.

Certificates related to any yield            As set forth in any final term sheet for a class of  certificates,  the holders of certain  certificates  may
maintenance or similar agreement             benefit from a series of payments pursuant to a yield maintenance or similar  agreement.  The purpose of such agreements  is to  partially  mitigate  the  risk to the  investors  in the  related  certificates  that  the pass-through rate on their certificates will be lower than the index plus the related margin.

                                             However,  the amount payable to those  investors  under such an agreement will be based on a notional  amount equal to the lesser of the aggregate  certificate  principal  balance of related  certificates  and an amount determined based on an assumed rate of prepayments on the mortgage loans.  Accordingly,  if prepayments occur at a slower rate than assumed,  the amount  payable on the agreement will be less than the amount of interest that would  accrue on those  certificates  at the  excess of the index  over a certain  rate per annum as set forth in the final term sheet for such class.  In addition,  if the index exceeds a certain rate per annum as set forth in the final term sheet for such class of  certificates,  no  additional  amounts are payable under the  agreement.  Any amount by which the amount paid by the  provider or such an  agreement  is less than the difference  between the index plus the  related  margin and a rate set forth in the final term sheet for such class  of  certificates  will  not be  payable  from  any  source  on that  distribution  date or any  future distribution date.

                                             Furthermore,  investors under such an agreement are subject to the risk that the provider will default on all or a portion of its payment obligations under the agreement.
Class M Certificates                         The yield to investors in the Class M Certificates  will be sensitive to the rate and timing of losses on the related  mortgage  loans,  to the extent not  covered by excess cash flow or  overcollateralization.  Losses, other than  specified  amounts of certain  types of losses  described in this term sheet  supplement,  to the extent not covered by excess cash flow or  overcollateralization  will be allocated  to the most  subordinate class of Class M Certificates outstanding.

                                             See "Description of the Certificates--Allocation of Losses" in this term sheet supplement.

                                                  ISSUING ENTITY

         The  depositor  will  establish a trust with  respect to each series on the closing  date for that series, under a series  supplement,  dated as of the cut-off  date for that series,  to the  standard  terms of pooling and servicing  agreement,  dated as of December  1, 2006,  among the  depositor,  the master  servicer  and the trustee together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing  date for each  series,  the depositor  will deposit into the trust a pool of mortgage  loans that in the aggregate  will  constitute a mortgage pool,  secured by first  liens on one- to  four-family  residential  properties  with terms to maturity of not more than 40 years.  The  mortgage  pool may be  divided  into two or more  loan  groups.  The  trust  will not have any additional  equity.  The pooling and servicing  agreement  for each series will  authorize the trust to engage only in selling  the  certificates  in exchange  for the  mortgage  loans  included  in that  trust,  entering  into and performing  its  obligations  under the pooling and  servicing  agreement  for that series,  activities  necessary, suitable  or  convenient  to  such  actions  and  other  activities  as may be  required  in  connection  with  the conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling  and  servicing  agreement  will  provide  that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without  recourse all the right,  title and interest of the depositor in and to the mortgage  loans.  Furthermore,  the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans shall also be deemed to be a grant by the  depositor  to the trustee of a security  interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in  this  term  sheet  supplement  have  the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                            SPONSOR AND MASTER SERVICER

          Residential Funding Company,  LLC, a Delaware limited liability company,  buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers  nationwide,  including  affiliates, that meet its  seller/servicer  eligibility  requirements  and services  mortgage loans for its own account and for others.  See "The  Trusts--Mortgage  Collateral  Sellers" and  "--Qualifications  of Sellers" in the prospectus for a general description of applicable  seller/servicer  eligibility  requirements.  Residential Funding Company,  LLC's principal  executive  offices are located at 8400  Normandale  Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota
55437.  Its telephone  number is (952) 857-7000.  Residential  Funding  Company,  LLC conducts  operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania and
New York.  Residential Funding Company, LLC finances its operations primarily through its securitization program.

          Residential Funding Company, LLC was founded in 1982 and began operations in 1986,  acquiring,  servicing and  securitizing  residential  jumbo  mortgage  loans  secured by first liens on one- to  four-family  residential properties.  GMAC LLC purchased  Residential  Funding Company,  LLC in 1990. In 1995,  Residential Funding Company,
LLC expanded its business to include  "Alt-A" first lien mortgage  loans,  such as the mortgage loans  described in the related base prospectus.  Residential  Funding  Company,  LLC also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

          The following  tables set forth the aggregate  principal amount of publicly  offered  securitizations  of mortgage loans  sponsored by Residential  Funding  Company,  LLC for the past five years and the three months ended
March 31,  2007,  calculated  as of year end or quarter  end,  as  applicable.  Residential  Funding  Company,  LLC sponsored  approximately  $31.6 billion and $2.9 billion in initial aggregate  principal amount of  mortgage-backed securities  in the 2002  calendar  year  backed by first  lien  mortgage  loans and  junior  lien  mortgage  loans, respectively.  Residential Funding Company,  LLC sponsored  approximately $61.8 billion and $3.0 billion in initial aggregate  principal amount of  mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage loans and junior lien  mortgage  loans,  respectively.  The  percentages  shown with  respect to years 2002 through
2006 under "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                        SPONSOR SECURITIZATION EXPERIENCE
FIRST LIEN MORTGAGE LOANS

                                                                                                     YEAR ENDED DECEMBER 31,                                                       THREE MONTHS ENDED
VOLUME BY PRINCIPAL BALANCE                                    2002                    2003                    2004                    2005                    2006                  MARCH 31, 2007

Prime Mortgages(1)                                    $16,177,753,813         $18,964,072,062         $11,953,278,792         $24,149,038,614         $40,241,885,054            $10,064,255,776

Non-Prime Mortgages(2)                                $15,475,700,554         $27,931,235,627         $24,408,531,445         $27,928,496,334         $21,581,547,796             $4,347,251,095

Total                                                 $31,653,454,367         $46,895,307,689         $36,361,810,237         $52,077,534,948         $61,823,432,850            $14,411,506,871

Prime Mortgages(1)                                                    51.11%                  40.44%                  32.87%                  46.37%              65.09%                  69.83%

Non-Prime Mortgages(2)                                                48.89%                  59.56%                  67.13%                  53.63%              34.91%                  30.17%

Total                                                                100.00%                 100.00%                 100.00%                 100.00%             100.00%                 100.00%

===================================================================================================================
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                   (1.28)%                  17.22%                (36.97)%                 102.03%                    66.64%                             -

Non-Prime Mortgages(2)                                               104.52%                  80.48%                (12.61)%                  14.42%                  (22.73)%                             -

Total                                                                 32.14%                  48.15%                (22.46)%                  43.22%                    18.71%                             -

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans
     secured by junior liens are included under First Lien Mortgage Loans--Non-              Prime Mortgages
     because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

JUNIOR LIEN MORTGAGE LOANS

                                                                                                         YEAR ENDED DECEMBER 31,                                                       THREE MONTHS ENDED
VOLUME BY PRINCIPAL BALANCE                                        2002                    2003                    2004                    2005                    2006                  MARCH 31, 2007

Prime Mortgages(1)                                        $  2,875,005,049        $  3,207,008,585        $  2,085,015,925        $  2,409,506,573          $3,012,549,922            $804,306,507

                                                                                                                                                                         -                       -
Non-Prime Mortgages(2)                                                 -                       -                       -                       -

Total                                                     $  2,875,005,049        $  3,207,008,585        $  2,085,015,925        $  2,409,506,573          $3,012,549,922            $804,306,507

Prime Mortgages(1)                                                       100.00%                 100.00%                 100.00%                 100.00%               100.00%                 100.00%

Non-Prime Mortgages(2)                                                     0.00%                   0.00%                   0.00%                   0.00%                 0.00%                   0.00%

Total                                                                    100.00%                 100.00%                 100.00%                 100.00%               100.00%                 100.00%
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                17.90%                  11.55%                        (34.99)%                  15.56%                  25.09%                             -

Non-Prime Mortgages(2)                                             -                       -                                   -                       -                       -                             -

Total                                                             17.90%                  11.55%                        (34.99)%                  15.56%                  25.09%                             -

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans
     secured by junior liens are included under First Lien Mortgage Loans--Non-              Prime Mortgages
     because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

FIRST LIEN MORTGAGE LOANS
===================================================================================================================

                                                                                                   YEAR ENDED DECEMBER 31,                                                    THREE MONTHS ENDED
VOLUME BY NUMBER OF LOANS                                      2002                  2003                  2004                   2005                   2006                   MARCH 31, 2007

Prime Mortgages(1)                                           68,077                86,166                55,773                 91,631               141,118                      31,620

Non-Prime Mortgages(2)                                      136,789               200,446               170,696                173,796               132,069                      24,801

Total                                                       204,866               286,612               226,469                265,427               273,257                      56,421

Prime Mortgages(1)                                            33.23%                30.06%                24.63%                 34.52%                51.67%                       56.04%

Non-Prime Mortgages(2)                                        66.77%                69.94%                75.37%                 65.48%                48.33%                       43.96%

Total                                                        100.00%               100.00%               100.00%                100.00%               100.00%                      100.00%

===================================================================================================================
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                             17.87%                26.57%                     (35.27)%                64.29%               54.08%                    -

Non-Prime Mortgages(2)                                         91.47%                46.54%                     (14.84)%                 1.82%              (24.01)%                   -

Total                                                          58.56%                39.90%                     (20.98)%                17.20%                2.95%                    -

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                   YEAR ENDED DECEMBER 31,                                                    THREE MONTHS ENDED
VOLUME BY NUMBER OF LOANS                                      2002                  2003                  2004                   2005                   2006                   MARCH 31, 2007

Prime Mortgages(1)                                           73,188                84,962                51,614                 53,071                60,951                     14,655

Non-Prime Mortgages(2)                                            -                     -                     -                      -                     -                          -

Total                                                        73,188                84,962                51,614                 53,071                60,951                     14,655

Prime Mortgages(1)                                            100.00%               100.00%               100.00%                100.00%                 100.00%                  100.00%

Non-Prime Mortgages(2)                                          0.00%                 0.00%                  0.00%                 0.00%                   0.00%                    0.00%

Total                                                         100.00%               100.00%                100.00%               100.00%                 100.00%                  100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                             16.26%               16.09%                 (39.25)%               2.82%                   14.85%                       -

Non-Prime Mortgages(2)                                          -                    -                          -                     -                        -                       -

Total                                                          16.26%                16.09%                (39.25)%               2.82%                   14.85%                       -

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans
     secured by junior liens are included under First Lien Mortgage Loans--Non-              Prime Mortgages
     because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         The following tables set forth the annual average  outstanding  principal  balance,  calculated as of year end, of mortgage loans master serviced by Residential  Funding  Company,  LLC for the past five years and the three months  ended  March 31,  2007,  calculated  as of year end or quarter  end,  as  applicable.  Residential  Funding
Company,  LLC was the master servicer of a residential  mortgage loan portfolio of approximately  $68.2 billion and
$4.1 billion in average  outstanding  principal  amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  Residential  Funding Company,  LLC was the master servicer of a residential  mortgage loan  portfolio of  approximately  $140.1  billion and $8.5 billion in average  outstanding principal  during the 2006  calendar  year  backed by first lien  mortgage  loans and junior lien  mortgage  loans, respectively.  The  percentages  shown  under  "Percentage  Change  from Prior  Year" for years 2002  through  2006 represent  the ratio of (a) the  difference  between the current  and prior year  volume  over  (b) the  prior year volume.

                                       MASTER SERVICER SERVICING EXPERIENCE
FIRST LIEN MORTGAGE LOANS

                                                                                                                    YEAR ENDED DECEMBER 31,                                                           THREE MONTHS ENDED
VOLUME BY PRINCIPAL BALANCE                                              2002                    2003                    2004                     2005                        2006                      MARCH 31, 2007

Prime Mortgages(1)                                               $43,282,264,857        $33,749,084,171         $32,453,682,854         $  47,935,800,813             $83,052,457,702              $91,791,468,815

Non-Prime Mortgages(2)                                           $24,910,565,613        $39,334,697,127         $50,509,138,736         $  53,938,083,312             $57,013,557,376              $57,316,493,006

Total                                                            $68,192,830,470        $73,083,781,298         $82,962,821,591         $101,873,884,125             $140,066,015,078             $149,107,961,821

Prime Mortgages(1)                                                              63.47%                  46.18%                  39.12%                     47.05%                   59.30%                   61.56%

Non-Prime Mortgages(2)                                                          36.53%                  53.82%                  60.88%                     52.95%                   40.70%                   38.44%

Total                                                                          100.00%                 100.00%                 100.00%                    100.00%                  100.00%                  100.00%

===================================================================================================================
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                            (15.75)%                (22.03)%                 (3.84)%                     47.71%                   73.26%                        -

Non-Prime Mortgages(2)                                                          51.62%                  57.90%                  28.41%                      6.79%                    5.70%                        -

Total                                                                            0.57%                   7.17%                  13.52%                     22.79%                   37.49%                        -

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                  YEAR ENDED DECEMBER 31,                                                         THREE MONTHS ENDED
VOLUME BY PRINCIPAL BALANCE                                               2002                   2003                    2004                     2005                       2006                   MARCH 31, 2007
Prime Mortgages(1)                                               $  4,102,615,571        $  4,365,319,862       $  5,135,640,057        $  5,476,133,777               $8,536,345,778              $9,066,815,231
Non-Prime Mortgages(2)                                           $                       $              0       $              0        $              0               $            0                           -
Total                                                            $  4,102,615,571        $  4,365,319,862       $  5,135,640,057        $  5,476,133,777               $8,536,345,778              $9,066,815,231

Prime Mortgages(1)                                                              100.00%                100.00%                 100.00%                    100.00%              100.00%                   100.00%

Non-Prime Mortgages(2)                                                            0.00%                  0.00%                   0.00%                      0.00%                0.00%                     0.00%

Total                                                                           100.00%                100.00%                 100.00%                    100.00%              100.00%                   100.00%
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                       16.79%                   6.40%                         17.65%                      6.63%                  55.88%                       -

Non-Prime Mortgages(2)                                                    -                       -                                  -                          -                   -                           -

Total                                                                    16.79%                   6.40%                         17.65%                      6.63%                  55.88%                       -

FIRST LIEN MORTGAGE LOANS
===================================================================================================================

                                                                                                            YEAR ENDED DECEMBER 31,                                                    THREE MONTHS ENDED
VOLUME BY NUMBER OF LOANS                                                2002                  2003                  2004                  2005                    2006                MARCH 31, 2007

Prime Mortgages(1)                                                    202,938               168,654               156,745               201,903                312,825                   340,203

Non-Prime Mortgages(2)                                                242,625               341,863               414,639               411,550                405,577                   395,809

Total                                                                 445,563               510,517               571,384               613,453                718,402                   736,012

Prime Mortgages(1)                                                      45.55%                33.04%                27.43%                32.91%                    43.54%                    46.22%

Non-Prime Mortgages(2)                                                  54.45%                66.96%                72.57%                67.09%                    56.46%                    53.75%

Total                                                                  100.00%               100.00%               100.00%               100.00%                   100.00%                   100.00%

===================================================================================================================
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                      (14.71)%              (16.89)%                    (7.06)%                 28.81%                54.94%                  -

Non-Prime Mortgages(2)                                                   44.37%                40.90%                      21.29%                (0.74)%               (1.45)%                  -

Total                                                                     9.74%                14.58%                      11.92%                  7.36%                17.11%                  -

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                             YEAR ENDED DECEMBER 31,                                                 THREE MONTHS ENDED
VOLUME BY NUMBER OF LOANS                                                  2002                  2003                  2004                  2005                  2006                MARCH 31, 2007

Prime Mortgages(1)                                                      118,773               127,833               147,647               143,713                199,652                208,178

Non-Prime Mortgages(2)                                                        -                     -                     -                     -                      -                      -

Total                                                                   118,773               127,833               147,647               143,713                199,652                208,178

Prime Mortgages(1)                                                        100.00%               100.00%               100.00%               100.00%                  100.00%             100.00%

Non-Prime Mortgages(2)                                                            0.00%                 0.00%                 0.00%                0.00%               0.00%               0.00%

Total                                                                           100.00%               100.00%               100.00%              100.00%             100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                         14.16%                7.63%                       15.50%                (2.66)%                  38.92%                        -

Non-Prime Mortgages(2)                                                      -                    -                                -                      -                       -                        -

Total                                                                      14.16%                 7.63%                      15.50%                (2.66)%                  38.92%                        -

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential  Funding Company,  LLC's overall  procedures for originating and acquiring  mortgage loans are described  under  "Description  of the  Mortgage  Pool--The  Program"  in this term  sheet  supplement.  Residential
Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer,  are described in the related base prospectus under "The  Trusts--Qualification  of Sellers" and "The  Trusts--Repurchases
of Mortgage  Collateral"  and in this term sheet  supplement  under  "Pooling and  Servicing  Agreement--The  Master
Servicer and Subservicers--Master Servicer."

         Residential Funding Company, LLC's wholly-owned  subsidiary,  Homecomings Financial,  LLC, or Homecomings, originated  and sold to  Residential  Funding  Company,  LLC certain of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction  Parties,"  "Description of the Mortgage  Pool--Originators"  and "Pooling
and Servicing Agreement--The Master Servicer and Subservicers" in this term sheet supplement.

                                      AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                        -------------------------------
                                                                     GMAC LLC
                                                                     (GMAC)
                                                        -------------------------------
                                                                       |
                                                                       |
                                                                       |
                                                          -------------------------------
                                                           Residential Capital, LLC
                                                          -------------------------------
                                                                       |
                                                                       |
                                                                       |
                                         ------------------------------------------------------------
                                                 |                     |                           |
                                                 |                     |                           |
                     -------------------------------    --------------------------------  -----------------------------------
                     Residential Funding Company,LLC    Residential Accredit Loans, Inc.          GMAC Mortgage LLC
                     (Sponsor and Master Servicer)                 (Depositor)                 (Servicer and Originator)
                     -------------------------------    --------------------------------  -----------------------------------
                                   |
                                   |
                     -------------------------------
                      Homecomings Financial,LLC
                              (Subservicer)
                     -------------------------------

                                         DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of payment-option,  hybrid  adjustable-rate  mortgage loans with a negative amortization  feature,  divided into one or more loan groups.  The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties.

         All of the  mortgage  loans  included  in the  trust  established  for  any  series  have  been or will be purchased by the depositor through its affiliate,  Residential  Funding,  from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus,  or from HomeComings Financial,  LLC, a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected  for  inclusion in the mortgage pool from among mortgage loans purchased in connection  with the Expanded  Criteria  Program  described below based on the sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations and warranties  regarding the  mortgage  loans  included  in the  trust  established  for  any  series  as of the  date  of  issuance  of the certificates  of that series.  The depositor and  Residential  Funding will be required to repurchase or substitute for any  mortgage  loan  included  in the related  mortgage  pool as to which a breach of its  representations  and warranties  with  respect to that  mortgage  loan  occurs,  if such breach  materially  and  adversely  affects the interests of the  certificateholders  of that series in any of those mortgage loans.  Residential  Funding will not assign to the  depositor,  and  consequently  the  depositor  will not assign to the trustee for the benefit of the certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related  mortgage  collateral  seller to repurchase  any such mortgage loan if a breach of any of its representations and warranties occurs.  Accordingly,  the only  representations and warranties regarding the mortgage  loans  included  in the  trust  established  for any  series  that  will be made for the  benefit  of the certificateholders  of that series will be the limited  representations  and warranties made by Residential Funding and  the  depositor  described  in this  paragraph.  See  "The  Trusts--Representations  with  Respect  to  Mortgage
Collateral" in the related base prospectus.

LOAN GROUPS

         As more fully described in any final term sheet for that series,  the mortgage loans included in the trust established  for any  series  may be  divided  into two or more  groups  based on the  certain  payment,  maturity, geographical or other characteristics.

         Each loan group of any series  will be  assigned a  numerical  designation,  such as loan group I and loan group II, and the mortgage loans  included  therein may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans included in any loan group will be distributed to the classes of related  offered  certificates,  as more  fully  described  any final term sheet for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references to the related (or words of similar effect) loan group will  mean  the loan  group or loan  groups  from  which a class of  certificates  will  receive  distributions  of principal and interest,  and  references to the related (or words of similar  effect)  mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates  will receive  distributions  of principal and interest.

         The original  mortgages for some of the mortgage  loans included in the trust  established  for any series have  been,  or in the future  may be, at the sole  discretion  of the  master  servicer,  recorded  in the name of
Mortgage Electronic  Registration  Systems,  Inc., or MERS, solely as nominee for the originator and its successors and  assigns,  and  subsequent  assignments  of those  mortgages  have  been,  or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System.  In some other cases, the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record ownership was or will be  later  assigned  to MERS,  solely  as  nominee  for the  owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in the  future  may be, at the sole  discretion  of the  master  servicer, registered  electronically  through the MERS(R)System.  With respect to each of these mortgage loans, MERS serves as mortgagee of record on the  mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee, and does not have any  interest in the  mortgage  loan.  For  additional  information  regarding  the  recording of mortgages  in the name of MERS see  "Certain  Yield  and  Prepayment  Considerations--General"  in this  term  sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         A certain  percentage  of the  mortgage  loans in any loan group may provide  for payment of a  prepayment charge.  With respect to some of these mortgage loans, the prepayment  charge  provisions  provide for payment of a prepayment  charge for  partial  prepayments  and full  prepayments  made  within a certain  period  following  the origination  of that  mortgage  loan,  in an amount not to exceed the maximum  amount  permitted  by state law. The amount of the applicable  prepayment  charge,  to the extent  permitted under applicable law, is as provided in the related  mortgage  note.  Applicable law may impose  limitations  on the amount of the prepayment  charge or render such prepayment  charge  unenforceable.  In addition,  under certain  circumstances the master servicer may waive a prepayment  charge.  To the extent  provided  in a final term sheet for a class of  certificates,  the holders of a specified class of certificates  may be entitled to all prepayment  charges  received on the mortgage loans. In any event,  these  amounts  will not be  available  for  distribution  on any of the other  offered  certificates.  See
"Description  of  Certificates  - Prepayment  Charges" in this term sheet  supplement and "Certain Legal Aspects of
Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

         In connection  with mortgage  loans secured by a leasehold  interest,  if any,  Residential  Funding shall have  represented  to the  depositor  that,  among other  things:  the use of  leasehold  estates  for  residential properties  is an  accepted  practice  in the area where the related  mortgaged  property  is located;  residential property in such area  consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such  lease;  the  leasehold  is in full  force and effect and is not subject to any prior lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not  terminate  less than five years after the maturity date of such mortgage loan.

         A  portion  of the  mortgage  loans  included  in any loan  group for any  series  may be  subject  to the
Homeownership  and Equity Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage loans included in any loan group for any series will be loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are referred to as (1) "high cost" or  "covered"  loans or
(2) any other  similar  designation  if the law imposes  greater  restrictions  or additional  legal  liability for residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of Mortgage
Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A  portion  of the  mortgage  loans  included  in any loan  group  for any  series  may be 30 days or more delinquent  in payment of principal and interest.  As used in this term sheet  supplement,  a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly  scheduled due date:  "60 to 89 days" or "60 or more  days"  delinquent  when a  payment  due on any  scheduled  due date  remains unpaid as of the close of business on the last  business  day  immediately  prior to the second  following  monthly scheduled  due date;  and so on. The  determination  as to whether a mortgage  loan falls into these  categories is made as of the close of business on the last  business  day of each month.  Grace  periods and partial  prepayments do not affect these determinations.

         A portion of the mortgage loans  included in any loan group for any series may be Buy-Down  Mortgage Loans or mortgage loans that have been made to an international borrower.

         A portion of the mortgage  loans may be balloon  loans that do not fully  amortize,  if at all,  providing for a substantial principal payment due at maturity.

         Certain  of  the  stipulations  on the  characteristics  of  the  mortgage  loans  included  in the  trust established  for any series may be  stipulations  regarding  the Credit  Scores of the related  mortgagors.  Credit
Scores are obtained by many  mortgage  lenders in  connection  with  mortgage  loan  applications  to help assess a borrower's  credit-worthiness.  In  addition,  Credit  Scores may be  obtained  by  Residential  Funding  after the origination  of a mortgage  loan if the seller  does not  provide to  Residential  Funding a Credit  Score.  Credit
Scores are obtained from credit  reports  provided by various  credit  reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information  currently on file for the borrower at a particular credit  reporting  organization.  Information  utilized to create a Credit Score may include,  among other  things, payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit,  and  bankruptcy  experience.  Credit Scores range from  approximately  350 to  approximately  840, with higher scores  indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement of the relative  degree of risk a borrower represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected  to be less likely to default in payment than a borrower  with a lower score.  In  addition,  it should be noted that Credit  Scores were developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond  to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only the  borrower's  past  credit  history.
Therefore,  a Credit Score does not take into  consideration  the differences  between  mortgage loans and consumer loans generally,  or the specific  characteristics  of the related  mortgage loan, for example,  the LTV ratio, the collateral  for the mortgage  loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit  Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage  loan.  The  prepayment  charge  generally  applies to  prepayments  made within up to five years  following the  origination of such mortgage  loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the original  principal amount of the mortgage loan.  Prepayment  charges received on the mortgage loans included in the trust  established for any series will not be available for  distribution on the certificates included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement  and
"Certain Legal Aspects of the Mortgage  Loans--Default  Interest and Limitations on Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

         The  interest  rates on the mortgage  loans adjust  monthly,  semi-annually  or annually  after an initial fixed rate period of five years.  The  mortgage  rate for each  mortgage  loan will be adjusted to equal the sum of the index applicable to that mortgage loan and a fixed percentage  amount,  or note margin,  for the mortgage loan, subject to rounding  and the  limitations  set forth in the related  mortgage  note and as  described  in this term sheet  supplement.  Subject to the maximum  mortgage  rate  specified  in the related  mortgage  note,  none of the mortgage loans have a cap on the amount by which the interest rate may be adjusted on any adjustment date.

         During the initial  fixed rate  period each of the  mortgage  loans will have an initial  minimum  monthly payment  that will be  subject  to  negative  amortization.  The  initial  minimum  monthly  payment in effect on a mortgage loan generally will be lower,  and may be significantly  lower,  than the interest that has accrued on the mortgage loan during that month.  While the interest rate on each mortgage loan may adjust  monthly,  semi-annually or annually,  depending  on the index after the initial  fixed rate period,  the minimum  monthly  payment will (i)
adjust  annually  during the period that  commences on the date on which the initial fixed rate period  expires and ends on the scheduled  recast date and (ii) adjust monthly,  semi-annually  or annually after the scheduled  recast date, in each case,  subject to maximum  interest rates,  payments caps,  applicable  index and other  limitations.
Generally,  after the first interest rate change date, the payment  adjustment cap on each mortgage loan limits the amount by which the minimum  monthly  payment can increase on any annual payment  adjustment date to 7.5% per annum
(provided that a scheduled or unscheduled payment recast is not required).

         No mortgage  loan will have a mortgage  rate that  exceeds  the maximum  mortgage  rate  specified  in the related  mortgage note, or the maximum  mortgage rate. Due to the application of the maximum  mortgage  rates,  the mortgage rate on each mortgage  loan, as adjusted on any mortgage rate  adjustment  date,  may be less than the sum of the index and the gross  margin.  Each  mortgage  loan  will  have a  minimum  mortgage  rate  equal to the rate specified in the related mortgage note or if no minimum rate is specified, the note margin.

         Generally,  the mortgage  rate for a mortgage  loan is expected to increase on the first  adjustment  date following  origination.  If this occurs,  the  repayment of that  mortgage loan will be dependent on the ability of the mortgagor to make the larger  monthly  payments.  Mortgage  loans that have the same initial  mortgage rate may not always bear  interest at the same  mortgage rate because these  mortgage  loans may have  different  adjustment dates,  and the mortgage  rates  therefore  may reflect  different  related index  values,  note  margins,  maximum mortgage rates and minimum mortgage rates.

         After the fifth  anniversary of the origination  date the mortgage rates on the mortgage loans (other than those  indexed to One-Year  LIBOR) may adjust more  frequently  or at a  different  time than the monthly  payments thereon and the payment  caps may limit the amount by which the monthly  payments may adjust.  The  mortgage  rates on the mortgage loans will  generally  adjust either monthly or annually  depending on the  applicable  index.  The mortgage rate on a mortgage  loan with an MTA index or an One-Month  LIBOR index will reset  monthly,  the mortgage rate on a mortgage loan with a Six-Month LIBOR index will reset  semi-annually  and the mortgage rate on a mortgage loan with an One-Year LIBOR index will reset  annually.  As a result,  the amount of a monthly  payment may be more or less than the amount  necessary to fully  amortize  the  principal  balance of the mortgage  loans over its then remaining  term at the  applicable  mortgage  rate.  Accordingly,  the  mortgage  loans may be  subject  to reduced amortization  (if the monthly  payment due on a due date is sufficient to pay interest  accrued  during the related interest  accrual  period at the applicable  mortgage rate but is not sufficient to reduce  principal in accordance with a fully amortizing  schedule);  negative amortization (if interest accrued during the related interest accrual period at the  applicable  mortgage rate is greater than the entire  monthly  payment due on the related due date);
or accelerated  amortization  (if the monthly payment due on a due date is greater than the amount necessary to pay interest  accrued  during  the  related  interest  accrual  period at the  applicable  mortgage  rate and to reduce principal in accordance with a fully amortizing  schedule).  In the event of negative  amortization,  the amount of interest that is not covered by the monthly payment,  or deferred  interest,  is added to the principal  balance of such mortgage loan and, if such deferred  interest is not offset by  subsequent  accelerated  amortization,  it may result in a final lump sum payment at maturity  greater than,  and  potentially  substantially  greater  than,  the monthly payment due on the immediately preceding due date.

         The unpaid  principal  balance of a mortgage loan may not be increased due to deferred  interest above the negative  amortization  limit,  which will either be 110% or 115% of the original  principal amount of the mortgage loan.  In  addition,  beginning  initially  upon the  earlier to occur of the  scheduled  recast date (which is the tenth  anniversary  of the first  payment  date) or the  unscheduled  recast  date  (which is the date on which the negative  amortization  limit is reached),  the monthly  payment due on that mortgage  loan will be recast.  If the mortgage  loan is recast as a result of the  occurrence  of the  scheduled  recast date,  the mortgage loan will be recast in order to provide for the  outstanding  balance of the mortgage loan to be paid in full at its maturity by the payment of equal  monthly  installments.  If the mortgage  loan is recast as a result of the  occurrence of the unscheduled  recast  date,  the  mortgage  loan will be  recast  so that the  minimum  monthly  payment  will be an interest-only payment until the day on which the scheduled recast date occurs.

         On each payment date on or before the scheduled  recast date, the servicer will generally  present to each borrower three payment options in addition to the minimum monthly payment  described  above.  Those payment options will generally  include (i) interest only,  (ii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current  mortgage rate and (iii) an amount that will fully  amortize the mortgage  loan over the  remaining  term of the  mortgage  loan at the current  mortgage  rate.  Those  payment options  will only be  available  to the  borrower if they are higher than the minimum  monthly  payment  described above.  On the first due date after the tenth year of  origination,  the minimum  monthly  payment will be adjusted to fully amortize the principal balance of the mortgage loan over its remaining term to stated maturity.

BALLOON MORTGAGE LOANS

         Some of the mortgage loans may provide for a payment  option whereby the monthly  payment will provide for the payment of  principal  generally  based on a 40 year,  45 year or 50 year  amortization  schedule  although the mortgage  loan  will  have a  scheduled  maturity  date of  approximately  30 years  from the due date of the first monthly payment,  leaving a substantial  portion of the original  principal amount due and payable on the scheduled maturity date of the mortgage  loan.  These  mortgage  loans are sometimes  called  balloon  mortgage loans and the payments due at maturity are called  balloon  amounts.  The existence of a balloon  amount  generally  will require the related  mortgagor to refinance the balloon mortgage loan or to sell the mortgaged  property on or prior to the scheduled  maturity  date.  The ability of a mortgagor  to  accomplish  either of these goals will be affected by a number of  factors,  including  the  level of  available  mortgage  rates at the time of sale or  refinancing,  the mortgagor's  equity in the related  mortgaged  property,  the financial  condition of the  mortgagor,  tax laws and prevailing  general  economic  conditions.  None of the depositor,  the master servicer or the trustee is obligated to refinance any balloon mortgage loan.

STATIC POOL INFORMATION

         Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool  Data").  Information  presented  under "RALI" as the issuer/shelf  and "QH" as the series will include  information  regarding prior  securitizations  of mortgage loans that are  similar to the  mortgage  loans  included in the  mortgage  pool for any  series,  based on  underwriting criteria and credit  quality,  and that  information  is referred to in this term sheet  supplement  as Static Pool
Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

         As used in the Static Pool Data and in the  prospectus  supplement,  a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly  scheduled due date: "60 to
89 days" or "60 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last business day immediately  prior to the second following  monthly  scheduled due date;
and so on. The  determination  as to whether a mortgage  loan falls into these  categories  is made as of the close of business on the last  business  day of each month.  Grace  periods and partial  prepayments  do not affect these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final,  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         Subject to limited  exceptions,  each of the  mortgage  loans  included in the trust  established  for any series will be  required to be covered by a standard  hazard  insurance  policy,  which is referred to as a primary hazard  insurance  policy.  In  addition,  subject  to  limited  exceptions,  and to the  best  of the  depositor's knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at  origination in  excess of 80% will be  insured  by a primary  mortgage  insurance  policy,  which is  referred  to as a primary insurance  policy,  covering at least 35% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at  origination  if the LTV ratio is between 85.00% and 80.01%.

         The  primary  insurers  for the  mortgage  loans  included in the trust for each series will have a claims paying  ability  acceptable,  as of the  cut-off  date for that  series,  to the  rating  agencies  that  have been requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the primary insurers  to pay claims can be given by the  depositor,  the issuing  entity or the  underwriters.  See  "Insurance
Policies on Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases mortgage loans that may not qualify for other first  mortgage  purchase  programs such as those run by Fannie Mae or Freddie
Mac or by Residential  Funding in connection  with  securities  issued by the  depositor's  affiliate,  Residential
Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage loans under the program may also qualify for the Fannie Mae or Freddie  Mac  programs.  Examples of  mortgage  loans that may not qualify for such  programs include negative amortization loans,  mortgage loans secured by non-owner occupied properties,  mortgage loans made to  borrowers  whose  income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans  made to  borrowers  whose  ratios of debt  service on the  mortgage  loan to income and total debt service  on  borrowings  to income  are  higher  than for those  other  programs.  Borrowers  may be  international borrowers.  The mortgage  loans also include  mortgage  loans secured by parcels of land that are smaller or larger than the  average  for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs, and  mortgage  loans with LTV  ratios  over 80% that do not  require  primary  mortgage  insurance.  See  "--Program
Underwriting  Standards"  below.  The  inclusion of those  mortgage  loans may present  certain  risks that are not present in those other programs.  The program is administered by Residential Funding on behalf of the depositor.

         Qualifications  of  Program  Sellers.   Each  Expanded  Criteria  Program  Seller  has  been  selected  by
Residential  Funding on the basis of criteria  described in Residential  Funding's  Expanded Criteria Seller Guide,
or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the related base prospectus.

         Program  Underwriting  Standards.  In accordance  with the Seller  Guide,  the Expanded  Criteria  Program
Seller  is  required  to review an  application  designed  to  provide  to the  original  lender  pertinent  credit information  concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  each mortgagor is required to furnish  information,  which may have been supplied solely in the  application,  regarding its assets,  liabilities,  income  (except as described  below),  credit  history and  employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also be required to authorize  verifications of  deposits  at  financial  institutions  where the  mortgagor  had  demand or  savings  accounts.  In the case of non-owner  occupied  properties,  income  derived from the mortgaged  property may be considered  for  underwriting purposes.  For mortgaged  property  consisting of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

         Based on the data provided in the application and certain  verifications,  if required, a determination is made by the original lender that the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the  mortgagor  to meet its monthly  obligations  on the  mortgage  loan and other  expenses  related to the property,  including  property  taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations.
Generally,  scheduled  payments on a mortgage  loan during the first year of its term plus taxes and  insurance and all scheduled  payments on obligations  that extend beyond ten months,  including  those  mentioned above and other fixed obligations,  must equal no more than specified percentages of the prospective  mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage loans have been  originated  under "reduced  documentation"  or "no stated income"
programs,  which require less  documentation and verification than do traditional  "full  documentation"  programs.
Generally,  under a "reduced  documentation"  program, no verification of a mortgagor's stated income is undertaken by the originator.  Under a "no stated income" program,  certain  borrowers with acceptable  payment histories will not be required to provide any information  regarding  income and no other  investigation  regarding the borrower's income will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for those  mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan  generally is determined by an appraisal in accordance  with  appraisal  procedure  guidelines  described in the Seller Guide.
Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines  generally require the  appraiser  or an agent on its behalf to  personally  inspect the  property  and to verify  whether the property is in good condition and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties and, when deemed  applicable, an analysis  based on income  generated from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning  the  mortgage  loans to the  depositor,  Residential  Funding  will have  reviewed the underwriting  information  provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases,  determined that the mortgage loans were generally  originated in accordance  with or in a manner  generally consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information by  Residential  Funding was performed  using an automated  underwriting system. Any determination  described above using an automated underwriting system will only be based on the information  entered into the system and the  information  the system is programmed to review.  See
"The Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

         Because of the program  criteria and  underwriting  standards  described  above,  the  mortgage  loans may experience  greater  rates of  delinquency,  foreclosure  and loss than  mortgage  loans  required to satisfy  more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require  monthly  payments to be made no later than  either  the 1st or 15th day of each  month,  with a grace  period.  The  applicable  servicer  sends monthly invoices to borrowers.  In some cases,  borrowers are provided with coupon books annually,  and no invoices are sent separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment and Western Union quick check, although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

UNDERWRITING STANDARDS

         All of the  mortgage  loans in the mortgage  pool were  originated  in  accordance  with the  underwriting criteria  of  Residential  Funding  described  under  "--The  Program"  in this term sheet  supplement.  Residential
Funding  will review  each  mortgage  loan for  compliance  with its  underwriting  standards  prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of  specific  criteria  by which the  underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with  the  underwriting  standards  described  above,  even  if one  or  more  specific  criteria  included  in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

         Prior to the issuance of the offered  certificates,  Residential Funding Company,  LLC may remove mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy certain  characteristics.  Residential  Funding Company,  LLC may also add a limited number  of other  mortgage  loans to the  mortgage  pool  prior to the  issuance  of the  offered  certificates  in substitution for removed loans.

         A current  report on Form 8-K will be  available to  purchasers  of the offered  certificates  and will be filed by the  issuing  entity,  in its own name,  together  with the  pooling  and  servicing  agreement,  with the
Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                                          DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue  certificates  pursuant to the  pooling and  servicing  agreement.  The  certificates consist of certain  publicly  offered  classes of  certificates as reflected in any final term sheet for a class of certificates,  which are referred to collectively as the offered certificates,  and one or more classes, if any, of
Class B, Class SB, Class R or Class P Certificates  which are not publicly  offered.  The various  classes of Class
A  Certificates  are  referred  to  collectively  as the  Class A  Certificates.  The  various  classes  of Class X
Certificates,  if any, are referred to  collectively  as the Class X  Certificates.  The various classes of Class A
Certificates  and Class X Certificates are referred to collectively as the Senior  Certificates.  The various class of Class M Certificates  are referred to collectively  as the Class M  Certificates.  Those classes of certificates that have a pass-through  rate based on an index, such as LIBOR,  plus a related  pass-through  margin are referred to collectively  as Adjustable  Rate  Certificates.  Those classes of  certificates  that have a pass-through  rate based on LIBOR  are  collectively  referred  to as the LIBOR  Certificates.  See  "Glossary"  in the  related  base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

         The Senior  Certificates  of each group will be will be  assigned a numerical  designation,  such as Class
I-A and Class  II-A,  or Class 1A or Class 2A, to denote  the group to which the  certificates  relate.  The Senior
Certificates  of each group will  receive  payments on the mortgage  loans in the related loan group,  except as is otherwise set forth in this term sheet supplement.

         The  certificates  of any series will  evidence the entire  beneficial  ownership  interest in the related trust.  For any series the related trust will consist of:

o        the mortgage loans;

o        the cash  deposited  in respect of the  mortgage  loans in the  Custodial  Account and in the  Certificate
     Account and belonging to the trust;

o        property  acquired by  foreclosure  of the  mortgage  loans  transferred  to that trust or deed in lieu of foreclosure;

o        any applicable primary insurance policies and standard hazard insurance policies;

o        any shortfall reserve fund, if applicable;

o        a yield maintenance or similar agreement, if applicable; and

o        all proceeds of any of the foregoing.

         As used in this term sheet  supplement,  references to the related (or words of similar effect) loan group will mean,  in the case of a series with multiple  loan groups,  the loan group from which a class of  certificates will receive  distributions  of principal and interest,  and, in the case of a series with a single loan group, the mortgage pool.

         The offered  certificates  identified in the final term sheet will be available  only in  book-entry  form through  facilities  of The  Depository  Trust  Company,  or  DTC,  and  are  collectively  referred  to as the DTC registered certificates.

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede & Co.,  as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate of any class in fully  registered  form,  or a  definitive  certificate,  except as  described  in this term  sheet supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive  Certificates."
Unless  and until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the  limited circumstances described in this term sheet supplement:

o        all  references to actions by  certificateholders  with respect to the DTC registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

o        all  references  in this term sheet  supplement  to  distributions,  notices,  reports and  statements  to certificateholders  with respect to the DTC registered  certificates  shall refer to  distributions,  notices, reports and  statements to DTC or Cede & Co., as the  registered  holder of the DTC  registered  certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

         The  following  terms  are  given  the  meanings  shown  below  to help  describe  the  cash  flows on the certificates for any series:

         ACCRUED  CERTIFICATE  INTEREST--With  respect to any class of  offered  certificates  and any  distribution date, an amount equal to interest accrued during the related  Interest Accrual Period on its Certificate  Principal
Balance or Notional Amount  immediately prior to that  distribution date at the related  Pass-Through Rate for that distribution date, less, (x) certain interest  shortfalls,  including Relief Act Shortfalls,  on the mortgage loans described below,  and (y), if and to the extent described in any final term sheet for a class of certificates,  any
Net Deferred  Interest  allocated to such class of offered  certificates in the manner  described in the final term sheet.

         Accrued  Certificate  Interest  on the offered  certificates  will be reduced by any  Prepayment  Interest
Shortfall for the related loan group  included in the trust  established  for that series to the extent not covered by the master servicer as described in this term sheet supplement under  "Description of the  Certificates--Interest
Distributions."  Further,  Accrued Certificate  Interest on a class of offered certificates will also be reduced by the  interest  portions of  Realized  Losses  allocated  to that class of  certificates  through  subordination  as described in "--Allocation of Losses" below.

         Prepayment  Interest  Shortfalls and Relief Act Shortfalls will be allocated to the offered  certificates, on a pro rata basis, on the basis of Accrued  Certificate  Interest payable on that  distribution date absent those reductions.

         ADVANCE--As to any mortgage  loan and any  distribution  date, an amount equal to the scheduled  payment of principal  and  interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and any series,  and as determined separately for each loan group as applicable, an amount equal to the aggregate of:

o        the aggregate  amount of scheduled  payments on the mortgage  loans included in the related loan group due during  the  related  Due Period and  received  on or prior to the  related  determination  date,  after deduction  of the related  master  servicing  fees and any  subservicing  fees,  which are  collectively referred to as the servicing fees;

o        all  unscheduled  payments on the mortgage loans included in the related loan group,  including  mortgagor
           prepayments,   Insurance  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries  and  proceeds  from repurchases  of and  substitutions  for these  mortgage loans  occurring  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

o        all Advances on the mortgage  loans  included in related loan group made for that  distribution  date,  in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

         In addition to the  foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage  loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution date in the  month  of  receipt,  but is not  obligated  to do so.  As  described  in  this  term  sheet  supplement  under
"--Principal  Distributions  on the Senior  Certificates,"  any amount with  respect to which such  election is made shall be treated as having  been  received  on the last day of the  preceding  calendar  month for the  purposes of calculating the amount of principal and interest  distributions to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect  to any  distribution  date and each  loan  group  any series,  the amount of Advances or Servicing  Advances that were added to the outstanding  principal balance of the mortgage  loans in that loan group during the preceding  calendar  month and  reimbursed to the master  servicer or subservicer on or prior to such  distribution  date for, plus the related  Capitalization  Reimbursement  Shortfall
Amount  remaining  unreimbursed  from any  prior  distribution  date  and  reimbursed  to the  master  servicer  or subservicer on or prior to such  distribution  date for that series.  The master  servicer or  subservicer  will be entitled to be  reimbursed  for these  amounts only from the principal  collections  on the mortgage  loans in that loan group.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With respect to any distribution date and each loan group of any series,  the amount,  if any, by which the amount of Advances or Servicing  Advances  that were added to the principal  balance of the mortgage loans in that loan group during the preceding  calendar month exceeds the amount of  principal  payments  on the  mortgage  loans in the related  mortgage  pool  included in the related  Available
Distribution Amount for that series or distribution date.

         CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect  to any  class  of  offered  certificates  and  any  date of determination,  an amount equal to its initial certificate  principal balance,  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with  respect to that class of  certificates  and (b) any reductions in its  Certificate  Principal  Balance in  connection  with the  allocation  of Realized  Losses in the manner described in this term sheet  supplement,  and,  increased by (c) if and to the extent provided in any final term  sheet  for a class  of  certificates,  the  amount  of Net  Deferred  Interest  allocated  to such  class  of certificates;  provided that,  with respect to any  Distribution  Date, the Certificate  Principal  Balances of the
Class A, Class M and Class B  Certificates,  if any,  beginning  with the class of  certificates  with the  highest payment priority,  to which a Realized Loss was previously  allocated and remains unreimbursed will be increased to the extent of Realized Losses previously  allocated thereto and remaining  unreimbursed,  but only to the extent of
Subsequent  Recoveries  received  during the  previous  calendar  month  available  for that  purpose.  The initial
Certificate  Principal  Balance of the Class SB  Certificates  is equal to the  excess,  if any, of (a) the initial aggregate  Stated  Principal  Balance of the mortgage loans over (b) the initial  aggregate  Certificate  Principal
Balance of the offered certificates and Class B Certificates, if any.

         CLASS A PRINCIPAL  DISTRIBUTION  AMOUNT-- Except as may be provided in any final term sheet for a class of certificates,  with respect to any  distribution  date (i) prior to the  Stepdown  Date or on or after the Stepdown
Date if a Trigger  Event is in effect  for that  distribution  date,  the  Principal  Distribution  Amount for that distribution  date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that  distribution date, the lesser of:

(a)      the Principal Distribution Amount for that distribution date; and

(b)      the  excess,  if any,  of (A) the  aggregate  Certificate  Principal  Balance of the Class A  Certificates
       immediately  prior to that  distribution  date over (B) the lesser of (x) the product of (1) the  applicable
       Subordination  Percentage and (2) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the excess,  if any, of the aggregate
       Stated  Principal  Balance of the mortgage  loans after giving  effect to  distributions  to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M  PERCENTAGE--With  respect  to each  class  of the  Class M  Certificates  for any  series  and any distribution  date,  a  percentage  equal to the  Certificate  Principal  Balance of the  related  class of Class M
Certificates of that series  immediately  prior to that distribution date divided by the aggregate Stated Principal
Balance  of all of the  mortgage  loans  immediately  prior to that  distribution  date,  but in no event will such percentage exceed 100%.

         CLASS M PRINCIPAL  DISTRIBUTION  AMOUNT-- Except as may be provided in any final term sheet for a class of certificates,  with  respect  to any  distribution  date and each  class of Class M  Certificates  (i) prior to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  distribution  date,  the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A Principal
Distribution  Amount  and the  Class  M  Principal  Distribution  Amount  with  respect  to any  class  of  Class M
Certificates  with a higher  payment  priority or (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that distribution date, the lesser of:

(a)      the remaining  Principal  Distribution Amount for that distribution date after distribution of the Class A
         Principal  Distribution  Amount  and the Class M  Principal  Distribution  Amount for any class of Class M
         Certificates with a higher payment priority; and

(b)      the  excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the Class A
         Certificates  and any Class M Certificates  with a higher payment  priority (after taking into account the payment of the Class A Principal  Distribution  Amount and the Class M Principal  Distribution  Amount for
         such  classes  of Class M  Certificates  for that  distribution  date) and (2) the  Certificate  Principal
         Balance of such class of Class M Certificates  immediately  prior to that  distribution  date over (B) the lesser of (x) the product of (1) the  applicable  Subordination  Percentage  and (2) the aggregate  Stated
         Principal  Balance  of the  mortgage  loans  after  giving  effect  to  distributions  to be  made on that distribution  date and (y) the excess,  if any, of the aggregate Stated Principal  Balance of the mortgage
         loans  after  giving  effect  to   distributions  to  be  made  on  that   distribution   date,  over  the
         Overcollateralization Floor.

         CREDIT SUPPORT DEPLETION  DATE--The first  distribution date on which the aggregate  Certificate  Principal
Balance of the Class M Certificates and Class B Certificates, if any, has been reduced to zero.

         DEFERRED  INTEREST--The  amount of  interest  which is  deferred  and added to the  principal  balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

         DUE DATE--With  respect to any  distribution  date and any mortgage  loan,  the date during the related Due
Period on which scheduled payments are due.

         DUE  PERIOD--With  respect to any  distribution  date,  the calendar month in which the  distribution  date occurs.

         ELIGIBLE  MASTER  SERVICING  COMPENSATION--With  respect to any  distribution  date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal  Balance as of that  distribution  date and (b) the sum of the master  servicing  fee payable to the master  servicer  in respect of its master  servicing  activities  and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

         EXCESS  CASH  FLOW--Except  as may be provided  in any final term sheet for a class of  certificates,  with respect to any  distribution  date, an amount equal to the sum of (a) the excess of (i) the Available  Distribution
Amount for that distribution date over (ii) the sum of (A) the Interest  Distribution  Amount for that distribution date and (B) the Principal  Remittance  Amount for that  distribution  date to the extent applied to the payment of principal  on the  offered  certificates  on that  distribution  date and (b) the  Overcollateralization  Reduction
Amount, if any, for that distribution date.

         EXCESS  OVERCOLLATERALIZATION  AMOUNT--With  respect to any distribution  date, the excess,  if any, of the
Overcollateralization  Amount on that  distribution  date over the Required  Overcollateralization  Amount for that distribution date.

         EXPENSE  FEE  RATE--With  respect  to any  mortgage  loan,  the rates at which  the  master  servicing  and subservicing fees are paid.

         FINAL  DISPOSITION--With  respect to a  defaulted  mortgage  loan,  a Final  Disposition  is deemed to have occurred upon a  determination  by the master  servicer that it has received all  Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

                  GROUP  PRINCIPAL   DISTRIBUTION   AMOUNT--On  any   distribution   date,  the  Class  A  Principal
Distribution  Amount for that distribution date multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation  Amount  related to such loan group for that  distribution  date and the  denominator  of which is the Principal Allocation Amount for all of the mortgage loans for that distribution date.

         INTEREST  ACCRUAL  PERIOD--Except  as may be provided in any final term sheet for a class of  certificates, with respect to any class of LIBOR  Certificates  and any  distribution  date,  the period  commencing on the prior distribution  date  (or,  in the case of the first  distribution  date,  the  closing  date) and  ending on the day immediately  preceding that  distribution  date, and with respect to MTA Certificates and any other Adjustable Rate
Certificates,  as specified in the final term sheet with  respect to any such class of  certificates.  With respect to any other class of certificates and any  distribution  date, the calendar month preceding the month in which the distribution  date occurs.  Notwithstanding  the foregoing,  the distributions of interest on any distribution date for all classes of certificates  will reflect  interest  accrued,  and receipts for that interest  accrued,  on the mortgage loans for the preceding  calendar month, as may be reduced by any Prepayment  Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

         INTEREST  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and the offered  certificates,  the aggregate amount of Accrued Certificate  Interest for that distribution date plus any Accrued Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest  thereon at the  Pass-Through  Rate in effect  for  that  distribution  date,  in each  case to the  extent  distributed  to the  holders  of the  offered certificates as described under "--Interest Distributions."

         LIBOR  CERTIFICATES--Any  class of Adjustable Rate Certificates for which the pass-through rate is based on a LIBOR index.

         MTA  CERTIFICATES--Any  class of Adjustable Rate  Certificates for which the pass-through  rate is based on the MTA index.

         MTA  DETERMINATION  DATE--For each Interest  Accrual  Period,  the date on which MTA is determined  for any class of Adjustable Rate Certificates for which the index is MTA.

         NET DEFERRED  INTEREST--On any distribution  date,  Deferred  Interest that accrued on the related mortgage loans during the related Due Period,  less,  if and to the extent  described in any final term sheet any offsets to
Deferred  Interest  from  prepayments  in full and partial  prepayments,  other  principal  collections,  or excess interest available to be distributed on the certificates on that distribution date.

         NET MORTGAGE  RATE--With  respect to any mortgage  loan,  the mortgage  rate thereon  minus the Expense Fee
Rate.

         NOTIONAL  AMOUNT--As  of any  date  of  determination,  the  Notional  Amount  of  any  class  of  Notional
Certificates is equal to the aggregate  Certificate  Principal Balance (or portion thereof) of the related class or classes  of  certificates  described  in the final  term  sheet  immediately  prior to that  date.  Reference  to a
Notional  Amount is solely for  convenience  in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         NOTIONAL  CERTIFICATES--Any  class of certificates for which interest accrues on a Notional Amount based on the aggregate  Certificate  Principal Balance (or portion thereof) of the another class or classes of certificates.

         OPTIONAL  TERMINATION  DATE--The  distribution  date on which the aggregate Stated Principal Balance of the mortgage  loans  then held by the trust  fund is less than 10% of the  aggregate  Stated  Principal  Balance of the mortgage  loans as of the Cut-off Date after  deducting  payments of principal  due during the month of the Cut-off
Date.

         OVERCOLLATERALIZATION  AMOUNT-- Except  as  may be  provided  in any  final  term  sheet  for a  class  of certificates,  with  respect to any  distribution  date,  the excess,  if any,  of (a) the excess of the  aggregate
Stated  Principal  Balance of the mortgage loans before giving effect to  distributions  of principal to be made on that distribution  date over (b) the aggregate  Certificate  Principal Balance of the certificates  (other than the
Class SB  Certificates  and Class R  Certificates)  as of such date,  before taking into account  distributions  of principal to be made on that distribution date.

         OVERCOLLATERALIZATION FLOOR--As set forth in the final term sheet for a class of certificates.

         OVERCOLLATERALIZATION  INCREASE  AMOUNT--With  respect to any  distribution  date,  an amount  equal to the lesser of (i) the Excess Cash Flow  available  for payment of the  Overcollateralization  Increase  Amount for that distribution  date as described  under "--Excess Cash Flow and  Overcollateralization"  below,  if any, and (ii) the excess,  if any,  of (x) the  Required  Overcollateralization  Amount  for  that  distribution  date  over  (y) the
Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION  REDUCTION  AMOUNT--With  respect  to any  distribution  date for  which  the  Excess
Overcollateralization   Amount  is  greater  than  zero,   an  amount  equal  to  the  lesser  of  (i)  the  Excess
Overcollateralization  Amount  for  that  distribution  date  and (ii) the  Principal  Remittance  Amount  for that distribution date.

         PASS-THROUGH  MARGIN--The fixed  percentage for any class of certificates,  which when added to the related index, determines the pass-through rate for such class of certificates.

         PRINCIPAL  ALLOCATION  AMOUNT--Except  as  may  be  provided  in  any  final  term  sheet  for a  class  of certificates,  with respect to any  distribution  date,  the sum of (a) the  Principal  Remittance  Amount for that distribution  date,  (b) any  Realized  Losses  covered by amounts  included  in clause (iv) of the  definition  of
Principal  Distribution  Amount and (c) the  aggregate  amount of the principal  portion of Realized  Losses on the mortgage loans in the calendar month  preceding that  distribution  date, to the extent covered by Excess Cash Flow included  in clause  (v) of the  definition  of  Principal  Distribution  Amount;  provided,  however,  that on any distribution  date on which there is (i)  insufficient  Excess Cash Flow to cover all unpaid Realized Losses on the mortgage loans described in clause (b) above, in determining any Group Principal  Distribution Amount,  Excess Cash
Flow will be allocated to the Class A  Certificates,  pro rata,  based on the principal  portion of unpaid Realized
Losses from prior  distribution  dates on the related  mortgage loans,  and (ii)  insufficient  Excess Cash Flow to cover all Realized  Losses on the mortgage loans  described in clause (c) above, in determining any Group Principal
Distribution  Amount, the Excess Cash Flow remaining after the allocation  described in clause (b) or (i) above, as applicable,  will be allocated to the Class A Certificates,  pro rata,  based on the principal  portion of Realized
Losses incurred during the calendar month preceding that distribution date on the related mortgage loans.

         PRINCIPAL  DISTRIBUTION  AMOUNT--Except  as  may be  provided  in any  final  term  sheet  for a  class  of certificates,  with  respect  to any  distribution  date,  the  lesser  of (a)  the  excess  of (i)  the  Available
Distribution Amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                  (i)      the principal  portion of all scheduled  monthly payments on the mortgage loans received or advanced with respect to the related due period;

                  (ii)     the principal  portion of all proceeds of the repurchase of mortgage  loans,  or, in the case of a  substitution,  amounts  representing  a  principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                  (iii)    except,  if so  provided  in any final  term sheet for a class of  certificates,  to the extent applied to offset Deferred  Interest,  the principal portion of all other  unscheduled  collections received on the mortgage  loans during the  preceding  calendar  month other than  Subsequent  Recoveries, including,  without limitation,  Insurance Proceeds,  Liquidation  Proceeds and full and partial Principal
         Prepayments  made by the respective  mortgagors,  to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

                  (iv)     the  lesser  of (a)  the  Excess  Cash  Flow  for  that  distribution  date  and (b) the principal  portion of any  Realized  Losses  incurred,  or deemed to have been  incurred,  on any mortgage loans in the calendar  month  preceding that  distribution  date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

                  (v)      the lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the extent not used  pursuant  to clause  (iv) above on such  distribution  date,  and (b) the  principal  portion of any
         Realized  Losses  allocated  to any  class  of  offered  certificates  on a prior  distribution  date  and remaining unpaid; and

                  (vi)     the lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the extent not used  pursuant  to  clauses  (iv) and (v)  above on such  distribution  date,  and (b) the  amount  of any
         Overcollateralization Increase Amount for that distribution date;

                  minus

                  (vii)    the amount of any  Overcollateralization  Reduction Amount for that  distribution  date;
         and

                  (viii)   any related Capitalization Reimbursement Amount.

         In no event will the Principal  Distribution  Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

         PRINCIPAL  REMITTANCE  AMOUNT--With  respect to any distribution  date, the sum of the amounts described in clauses  (b)(i),  (b)(ii) and (b)(iii) of the  definition of Principal  Distribution  Amount for that  distribution date.

         RECORD DATE--With respect to any distribution date, the last day of the related Interest Accrual Period.

         REQUIRED  OVERCOLLATERALIZATION  AMOUNT--As set forth in the final term sheet for a class of  certificates;
provided  that the  Required  Overcollateralization  Amount  may be  reduced  so long as  written  confirmation  is obtained  from  each  rating  agency  that the  reduction  will not  reduce  the  ratings  assigned  to the Class A
Certificates  and Class M  Certificates  by that rating agency below the lower of the  then-current  ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

         SENIOR  ENHANCEMENT  PERCENTAGE-- Except  as may be  provided  in any  final  term  sheet  for a class  of certificates,  with respect to any  distribution  date, the percentage  obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class M Certificates  and Class B Certificates,  if any, and (ii)
the  Overcollateralization  Amount, in each case prior to the distribution of the Principal  Distribution Amount on such  distribution  date, by (y) the aggregate Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

         SEQUENTIAL  TRIGGER  EVENT--If  and to  the  extent  provided  in any  final  term  sheet  for a  class  of certificates,  a  Sequential  Trigger  Event is in effect  with  respect to any  distribution  date if,  prior to a specified  distribution  date, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate  Stated Principal  Balance as of the cut-off date exceeds the applicable  amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

         SIXTY-PLUS  DELINQUENCY  PERCENTAGE-- Except as may be  provided  in any final  term  sheet for a class of certificates,  with respect to any  distribution  date on or after the Stepdown Date, the arithmetic  average,  for each of the  three  distribution  dates  ending  with such  distribution  date,  of the  fraction,  expressed  as a percentage,  equal to (x) the aggregate  Stated  Principal  Balance of the mortgage  loans that are 60 or more days delinquent  in  payment  of  principal  and  interest  for that  distribution  date,  including  mortgage  loans in foreclosure and REO, over (y) the aggregate Stated Principal  Balance of the mortgage loans  immediately  preceding that distribution date.

         STATED PRINCIPAL  BALANCE--With  respect to any mortgage loan and as of any distribution  date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled  principal  payments due during the month of the cut-off date, (ii) any amount by which the outstanding  principal  balance thereof has been increased  pursuant to a servicing  modification  and (iii) any amount by which the outstanding  principal  balance thereof has been  increased for Deferred  Interest  pursuant to the terms of the related  mortgage note on or prior to the  distribution  date,  minus (b) the sum of (i) the  aggregate  of the  principal  portion  of the  scheduled monthly  payments due with respect to that mortgage loan during each due period  commencing on the first due period after the  cut-off  date and  ending  with the due  period  related to the  previous  distribution  date which were received  or with  respect  to which an advance  was made,  (ii) all  principal  prepayments  with  respect to such mortgage loan and all  Liquidation  Proceeds and Insurance  Proceeds,  to the extent applied by the master servicer as recoveries of principal,  in each case which were distributed on any previous  distribution  date, and (iii) any
Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

         STEPDOWN  DATE--The  earlier  to occur of (a) the  distribution  date on which  the  aggregate  Certificate
Principal  Balance of the Class A Certificates has been reduced to zero and (b) the distribution  date which is the later to occur of (i) the  distribution  date as set forth in the final term sheet for a class of certificates  and
(ii) the  first  distribution  date on which  the  Senior  Enhancement  Percentage  is  equal  to or  greater  than percentage set forth in such final term sheet.

         SUBORDINATION  PERCENTAGE--With respect to each class of offered certificates and Class B Certificates,  if any, the respective approximate percentage set forth in the final term sheet for a class of certificates.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with  respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TRIGGER  EVENT--A  Trigger  Event is in  effect  with  respect  to any  distribution  date on or after  the
Stepdown  Date if  either  (a) the  Sixty-Plus  Delinquency  Percentage  for that  distribution  date  exceeds  the percentage of the Senior  Enhancement  Percentage as set forth in the final term sheet for a class of  certificates for that  distribution  date or (b) the aggregate  amount of Realized  Losses on the mortgage loans as a percentage of the  initial  aggregate  Stated  Principal  Balance of the  mortgage  loans as of the cut-off  date  exceeds the applicable amount set forth in the final term sheet for a class of certificates.

INTEREST DISTRIBUTIONS

         Interest  distributions  will be as described in any final term sheet for a class of certificates.  Except as provided in any final term sheet for a class of certificates,  on each distribution  date,  holders of the Class
A  Certificates  and Class X  Certificates,  if any, will be entitled to receive  interest  distributions  from the related Available  Distribution  Amount,  in the order of priority  described in the final term sheet, in an amount equal to the  Accrued  Certificate  Interest  thereon  for that  distribution  date  plus any  Accrued  Certificate
Interest,  together  with  interest  thereon at the  related  Pass-Through  Rate,  remaining  unpaid from any prior distribution date.

         To the  extent  provided  in any final  term  sheet for a class of  certificates,  holders of any class of certificates  intended to be the beneficiary of a yield  maintenance or similar  agreement will also be entitled to receive payments, if any, made pursuant to such agreement.

         Except as  provided  in any final  term  sheet for a class of  certificates,  on each  distribution  date, holders of each class of the Class M Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on such class, plus any Accrued  Certificate  Interest remaining unpaid from any prior  distribution date,  together with interest thereon at the related  Pass-Through Rate, to the extent of the Available  Distribution  Amount  remaining after  distributions  of interest to the Class A Certificates and
Class X  Certificates  and  distributions  of interest to any class of Class M  Certificates  with a higher payment priority.

       As described in the  definition of "Accrued  Certificate  Interest,"  Accrued  Certificate  Interest on each class of  certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

       Prepayment  Interest  Shortfalls will result because  interest on prepayments in full is paid by the related mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the  outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

         With respect to any distribution  date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the master  servicer,  but only to the extent these Prepayment  Interest  Shortfalls do not exceed Eligible Master Servicing  Compensation.  On any distribution date,  Eligible Master Servicing  Compensation will be applied to cover Prepayment Interest Shortfalls.

         Prepayment  Interest  Shortfalls  relating to the mortgage loans which are not covered as described  above and Relief Act  Shortfalls  relating to the mortgage loans will be allocated to the related  offered  certificates, on a pro rata  basis,  based upon the  amount of  Accrued  Certificate  Interest  that would have  accrued on these certificates absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

         Any interest  shortfalls  resulting  from the failure of the provider of any yield  maintenance or similar agreement to make payments  pursuant to such  agreement,  if any, will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

         The ratings  assigned  to the offered  certificates  do not address the  likelihood  of the receipt of any amounts in respect of any Prepayment  Interest  Shortfalls,  basis risk shortfall  carry forward  amounts or Relief
Act Shortfalls.  See "--Excess Cash Flow and Overcollateralization" below.

DETERMINATION OF LIBOR

         LIBOR  for any  class  of LIBOR  Certificates  and any  Interest  Accrual  Period  will be  determined  as described in the three succeeding paragraphs.

         LIBOR shall be  established  by the trustee and as to any Interest  Accrual  Period,  LIBOR will equal the rate for United States dollar  deposits for one month which appears on the Reuters  Screen LIBOR01 page as of 11:00
A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate  adjustment  date.  Reuters Screen LIBOR01 page means the display  designated as page LIBOR01 on the
Reuters Screen or any other page as may replace  LIBOR01 page on that service for the purpose of displaying  London interbank  offered  rates of major  banks.  If the rate  does not  appear  on that  page or any  other  page as may replace that page on that service,  or if the service is no longer offered,  any other service for displaying LIBOR or  comparable  rates that may be selected by the trustee after  consultation  with the master  servicer,  the rate will be the reference bank rate as described below.

         The reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the  reference  banks,  which shall be three  major  banks that are engaged in  transactions  in the
London interbank market,  selected by the trustee after  consultation with the master servicer.  The reference bank rate will be  determined  as of 11:00 A.M.,  London  time,  on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the LIBOR  Certificates  then outstanding.  The trustee will request the  principal  London  office of each of the  reference  banks to provide a quotation  of its rate.  If at least two  quotations  are  provided,  the rate will be the  arithmetic  mean of the quotations.  If on that date fewer than two quotations  are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City,  selected by the trustee  after  consultation with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal
Balance of the LIBOR  Certificates then outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior  distribution  date;  provided  however,  if, under the priorities  listed  previously in this paragraph,
LIBOR  for a  distribution  date  would be  based  on  LIBOR  for the  previous  distribution  date  for the  third consecutive  distribution  date,  the  trustee  shall,  after  consultation  with the  master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar lending  rates that is  calculated  and  published  or otherwise  made  available by an  independent  party.  LIBOR business  day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the  master  servicer's  subsequent  calculation  of the pass-through  rates applicable to the LIBOR  Certificates for the relevant  Interest Accrual Period, in the absence of manifest error, will be final and binding.

DETERMINATION OF MTA

         MTA for any Interest Accrual Period will be determined as described below.

         MTA shall be established by the trustee for each Interest  Accrual  Period.  MTA is a per annum rate equal to the  twelve-month  moving  average  monthly yield on United States  Treasury  securities  adjusted to a constant maturity of one year as  published  by the Federal  Reserve  Board in  statistical  Release No.  H.15(519),  or the
Release,  determined  by  averaging  the monthly  yield for the most recent  twelve  months.  The MTA used for each
Interest  Accrual  Period will be the most recent MTA figure  available as of the related MTA  Determination  Date.
If MTA is no longer available, the new index for the MTA Certificates will be LIBOR.

         The  establishment  of MTA by  the  trustee  and  the  master  servicer's  subsequent  calculation  of the pass-through  rates applicable to the MTA Certificates for the relevant  Interest Accrual Period, in the absence of manifest error, will be final and binding.

PREPAYMENT CHARGES

         To the extent set forth in a final term sheet for a class of  certificates,  a class of  certificates  for any series may be entitled to receive on each distribution  date any prepayment  charges payable in connection with certain  principal  prepayments  on the  mortgage  loans,  unless  such  prepayment  charges  are waived as further described below and are not otherwise required to be paid by the master servicer.

         The amount available for distribution to the holders of a class of certificates,  if any,  entitled to the prepayment  charges on any  distribution  date in  respect of  prepayment  charges is  determined  by the amount of prepayment  charges paid by the mortgagors or the master servicer in connection  with principal  prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws  restrict the  imposition  of  prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  It is possible that prepayment  charges and late fees may not be  collected  even on mortgage  loans that  provide for the  payment of these  charges.  In that event,  these  amounts will not be available for  distribution  on a class of  certificates  entitled to prepayment charges.  See  "Certain  Legal  Aspects  of  Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
Prepayments"  in the related base prospectus.

         Pursuant to the pooling and  servicing  agreement,  if a class of  certificates  is entitled to prepayment charges,  the master  servicer  is not  permitted  to waive (or permit a servicer to waive) any  prepayment  charge
unless:  (i)  the  enforceability  thereof  shall  have  been  limited  by  bankruptcy,   insolvency,   moratorium,
receivership  and other similar laws relating to  creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local,  state or federal agency has threatened legal action if the prepayment  charge is enforced,
(iii) the  collectability  thereof shall have been limited due to  acceleration in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  mortgage loans and relates to a default or a  reasonably  foreseeable  default  and would,  in the  reasonable  judgment of the master servicer,  maximize  recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage  loan.  The master  servicer is not permitted to waive a prepayment  charge in connection  with a refinancing  of a  mortgage  loan  that  is not  related  to a  default  or a  reasonably  foreseeable  default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the  mortgagor.  If the master  servicer is not  allowed or required to waive (or permit the  servicer to waive)
the  prepayment  charge,  the amount is  required  to be  remitted  by the master  servicer;  otherwise  the master servicer will not have any  obligation  to make any payments  from its own funds in respect of prepayment  charges.
See  "Risk  Factors  -   Certificates   entitled  to  prepayment   charges"  and  "Certain   Yield  and  Prepayment
Considerations" herein."

PRINCIPAL DISTRIBUTIONS

         Principal  distributions will be as described in any final term sheet for a class of certificates.  Except as  provided  in any  final  term  sheet  for a class  of  certificates,  holders  of  each  class  of the  Class A
Certificates will be entitled to receive on each  distribution  date, to the extent of the portion of the Available
Distribution  Amount  remaining after the Interest  Distribution  Amount is distributed and in the manner set forth below, a distribution  allocable to principal equal to the related Group Principal  Distribution Amount.  Except as provided in any final term sheet for a class of  certificates,  each Group  Principal  Distribution  Amount will be distributed  to each  class of  related  Class A  Certificates,  on a pro rata  basis,  in  accordance  with  their respective  Certificate Principal Balances,  until the aggregate Certificate Principal Balance of each class of the
Class A Certificates has been reduced to zero.

         Except as  provided  in any final  term  sheet for a class of  certificates,  holders of each class of the
Class M  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the
Available  Distribution Amount remaining after the sum of the Interest  Distribution  Amount, the Class A Principal
Distribution  Amount and the Class M Principal  Distribution  Amount for any class of Class M  Certificates  with a lower numerical class  designation has been  distributed,  the related Class M Principal  Distribution  Amount,  in reduction of the  Certificate  Principal  Balance of that class,  until the Certificate  Principal  Balance of that class has been reduced to zero.

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

         Excess  Cash Flow will be  applied on any  distribution  date as  described  in any final term sheet for a class of certificates.

         Except as  provided  in any final  term  sheet for a class of  certificates,  the  pooling  and  servicing agreement  will require that the Excess Cash Flow,  to the extent  available and to the extent  necessary,  will be applied as an  accelerated  payment of  principal  on the offered  certificates,  to the extent  that the  Required
Overcollateralization   Amount  exceeds  the  Overcollateralization  Amount  as  of  that  distribution  date.  The application  of Excess Cash Flow to the payment of principal on a class of offered  certificates  has the effect of accelerating  the amortization of that class of offered  certificates  relative to the amortization of the mortgage loans.

ALLOCATION OF LOSSES

         Except as otherwise  provided in any final term sheet for a class of  certificates,  Realized  Losses with respect to the mortgage loans will be allocated or covered as follows:

o        first, to the Excess Cash Flow for the related distribution date;

o        second, by the reduction of the Overcollateralization Amount until reduced to zero;

o        third,  to each  class of the  Class B  Certificates,  if any,  sequentially,  in  inverse  order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

o        fourth,  to each class of the Class M  Certificates,  sequentially,  in inverse  order of their  numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

o        fifth,  for losses with respect to any loan group,  to the related  Class A  Certificates  in the order as set  forth in any  final  term  sheet  for such  class of  certificates,  until  the  Certificate
                  Principal Balance thereof has been reduced to zero;

         With  respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through  foreclosure  sale, disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed in lieu of foreclosure,  or otherwise,  the amount of loss  realized,  if any, will equal the portion of the Stated  Principal
Balance  remaining,  if any,  plus interest  thereon  through the date of  liquidation,  after  application  of all amounts  recovered,  net of amounts  reimbursable  to the master  servicer  or the  subservicer  for  Advances  and expenses,  including  attorneys' fees,  towards interest and principal owing on the mortgage loan. These losses are referred to in this term sheet supplement as Realized Losses.

         The principal  portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be allocated in reduction of its  Certificate  Principal  Balance,  until reduced to zero. The interest  portion of any Realized Loss,  other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be  allocated  in  reduction  of its  Accrued  Certificate  Interest  for  the  related distribution  date.  In  addition,  any  allocation  of a Realized  Loss may be made by  operation  of the  payment priority for the certificates set forth in this term sheet supplement.

         In order to maximize the  likelihood  of  distribution  in full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each distribution  date, holders of each class of the Class
A  Certificates  have a  right  to  distributions  of  each  of the  Interest  Distribution  Amount  and  Principal
Distribution  Amount  that is  prior  to the  rights  of the  holders  of the  Class  M  Certificates  and  Class B
Certificates,  if any.  In  addition,  overcollateralization  and the  application  of  Excess  Cash Flow will also increase the  likelihood of  distribution  in full of amounts of interest and principal to the Class A Certificates and Class M Certificates.

         The priority of payments  among the Class M  Certificates,  as  described  in this term sheet  supplement, also has the effect during certain  periods,  in the absence of losses,  of decreasing  the percentage  interest in the trust  evidenced by any class of Class M  Certificates  with a higher  payment  priority,  thereby  increasing, relative  to its  Certificate  Principal  Balance,  the  subordination  afforded  to  such  class  of the  Class  M
Certificates by  overcollateralization  and any class of related Class M Certificates with a lower payment priority and the Class B Certificates, if any.

         In  addition,  in  instances  in  which  a  mortgage  loan  is in  default  or if  default  is  reasonably foreseeable,  and if determined by the master  servicer to be in the best interest of the  certificateholders,  the master  servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than  proceeding with foreclosure,  as described under  "Description of the  Certificates--Servicing  and  Administration of Mortgage
Collateral"  in the related base  prospectus.  However,  the master  servicer's  and the  subservicer's  ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the following.
Advances and other amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the  principal  balance of the mortgage  loan,  or  capitalized amounts added to the mortgage  loan,  will be required to be fully  amortized  over the term of the mortgage  loan.
All  capitalizations  are to be  implemented  in accordance  with  Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been  approved by the master  servicer  for that  purpose.  The final maturity of any mortgage loan  included in the trust  established  for any series shall not be extended  beyond the assumed final  distribution  date for that series.  No servicing  modification with respect to a mortgage loan will have the effect of reducing  the mortgage  rate below the lesser of (i) one-half of the mortgage  rate as in effect on the applicable  cut-off date and (ii) the Expense Fee Rate.  Further,  the aggregate  current  principal balance of all mortgage loans included in the trust  established  for any series  subject to  modifications  can be no more than five percent (5%) of the aggregate  principal  balance of those mortgage loans as of the cut-off date for that series,  but this limit may increase from time to time with the consent of the rating  agencies  rating that series of certificates.

ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not  received  on the  business  day next preceding the related determination date.

         These  Advances  are  required to be made on mortgage  loans  included  in the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable  from related late  collections,
Insurance  Proceeds or Liquidation  Proceeds.  Recoverability is determined in the context of existing  outstanding arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged property.  The  purpose of making  these  Advances is to  maintain a regular  cash flow to the  certificateholders, rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any Advances with  respect to  reductions  in the amount of the  monthly  payments  on the  mortgage  loans due to Debt  Service
Reductions or the  application of the Relief Act or similar  legislation  or  regulations.  In connection  with the failure by the related mortgagor to make a balloon payment, to the extent deemed  recoverable,  the master servicer will Advance an amount equal to the monthly  payment for such  balloon loan due prior to the balloon  payment.  Any failure by the master  servicer to make an Advance as required  under the pooling and  servicing  agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master servicer, will be obligated to make any Advance,  in  accordance  with the terms of the pooling and  servicing  agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made. In addition,  any Advances  previously made which are deemed by the master servicer to be  nonrecoverable  from related late  collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master  servicer out of any funds in the Custodial  Account with respect to the related loan group prior to distributions on the offered certificates.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series, although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any
Advances and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing person under the same  provisions  pursuant to which  reimbursement  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any  successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

o        the rate and timing of  principal  payments  on the  mortgage  loans in the  related  loan group or groups included in the trust  established for that series,  including  prepayments,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

o        the allocation of principal payments among the various classes of offered certificates of that series;

o        realized  losses  and  interest  shortfalls  on the  mortgage  loans in the  related  loan group or groups included in the trust established for that series;

o        the pass-through  rate on the offered  certificates,  and fluctuations in any index for the mortgage loans or the offered certificates of that series;

o        to the extent provided in any final term sheet for a class of  certificates,  with respect to any class of certificates  intended to be the beneficiary of a yield  maintenance or similar  agreement,  payment,  if any, made pursuant to such agreement;

o        if applicable,  the  allocations of Net Deferred  Interest  among the various  classes of related  offered certificates; and

o        the purchase price paid for the offered certificates of that series.

         For  additional   considerations  relating  to  the  yields  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

         The  yields  to  maturity  and the  aggregate  amount  of  distributions  on  each  class  of the  offered certificates  of any series will be affected by the rate and timing of principal  payments on the mortgage loans in the related loan group or groups  included in the trust  established  for that series.  The yields may be adversely affected by a higher or lower than  anticipated  rate of principal  payments on the  mortgage  loans in the related loan group or groups in the trust  established  for that  series.  The rate of  principal  payments on the mortgage loans will in turn be  affected  by the  amortization  schedules  of the  mortgage  loans,  including  any  initial interest  only  periods,  the rate and timing of mortgagor  prepayments  on the  mortgage  loans,  liquidations  of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases  of the related  mortgage loans may  significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In addition,  the rate of  prepayments  of the related  mortgage  loans and the yields to  investors  on the related  certificates  may be affected  by  refinancing  programs,  which may include  general or  targeted  solicitations,  as  described  under
"Maturity and Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal payments on the  mortgage  loans will depend on future  events and on a variety of factors,  as  described  in this term  sheet  supplement  and in the  related  base  prospectus  under  "Yield  Considerations"  and  "Maturity  and
Prepayment  Considerations",  no assurance  can be given as to the rate or the timing of principal  payments on the offered  certificates.  The  yields  to  maturity  and  rate  of  timing  of  principal  payments  on  the  offered certificates  will only be affected by the rate and timing of payments on the  mortgage  loans in the related  loan group, except under the limited circumstances described in this term sheet supplement.

         The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment  charge for partial  prepayments and full  prepayments,  which may have a substantial effect on the rate of prepayment of those mortgage loans.  See  "Description of the Mortgage  Pool--General" in this term sheet  supplement.  Unless  otherwise  specified in the final term sheet,  the prepayment  charges will not be available for distribution on the offered certificates.

         To the  extent  set forth in any final  term sheet for a class of  certificates,  all  prepayment  charges collected  with  respect to the  mortgage  loans will be paid to the  holders of a class of  certificates,  if any, entitled to prepayment  charges.  In any event,  prepayment  charges will not be available for  distribution on any other offered  certificates.  The amount  available for  distribution to the holders of the a class of certificates entitled to  prepayment  charges on any  distribution  date in respect of  prepayment  charges is determined by the amount of prepayment  charges  collected  from the  mortgagors  in connection  with  principal  prepayments  on the mortgage loans during the prepayment  period  applicable to such  distribution  date.  Generally,  each  prepayment charge is only  applicable to certain  prepayments on a mortgage loan and only remains  applicable  with respect to such mortgage loan for the limited time periods  specified in the terms of such mortgage  loan. In addition,  under certain instances,  the master servicer may waive the payment of the prepayment  charges.  The yield to maturity on a class of  certificates  entitled  to  prepayment  charges  will  depend  on the rate and  timing  of  receipt  of prepayment  charges on the mortgage  loans,  which are difficult to predict and which may  fluctuate  significantly over time.  Investors should conduct their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges may have on the performance of a class of certificates  entitled to those charges.  Further, some state laws restrict the imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on  mortgage  loans that  provide for the  payment of these  charges.  In that  event,  these  amounts  will not be available  for  distribution  on the class of  certificates  entitled to  prepayment  charges.  See "Certain  Legal
Aspects of Mortgage  Loans and  Contracts--Default  Interest and  Limitations  on  Prepayments"  in the related base prospectus.

         Prepayments,  liquidations  and purchases of the mortgage loans will result in distributions to holders of the related  offered  certificates  of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related mortgage pool.  Factors  affecting  prepayment,  including  defaults and liquidations,  of mortgage  loans include  changes in  mortgagors'  housing  needs,  job  transfers,  unemployment, mortgagors'  net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market  interest rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly  below  the  mortgage  rates  on the  related  mortgage  loans,  the rate of  prepayments,  including refinancings,  would be expected to increase.  Also,  when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates,  there may be an increase in prepayments,  particularly if the new adjustable rate is higher than the fixed rate.  Conversely,  if prevailing  mortgage  rates rose  significantly  above the mortgage rates on the related  mortgage  loans,  the rate of prepayments on the related  mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  As a result of the program  criteria and  underwriting  standards  applicable to the mortgage  loans, the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced  by  mortgage  loans that  satisfy  the  standards  applied by Fannie Mae and  Freddie Mac first mortgage  loan  purchase  programs,  or by  Residential  Funding for the  purpose of  acquiring  mortgage  loans to collateralize  securities  issued by  Residential  Funding  Mortgage  Securities  I, Inc. For example,  the rate of default on mortgage  loans that are secured by  non-owner  occupied  properties,  mortgage  loans made to borrowers whose  income  is  not  required  to  be  provided  or  verified,  mortgage  loans  made  to  borrowers  with  high debt-to-income  ratios,  and  mortgage  loans with high LTV ratios,  may be higher than for other types of mortgage loans. See "Description of the Mortgage  Pool--The  Program" in this term sheet  supplement.  Furthermore,  the rate and timing of  prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected  by the general economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.
See "Maturity and Prepayment  Considerations"  in the related base prospectus.  Also,  because borrowers of balloon loans are required to make a relatively  large single payment upon  maturity,  it is possible that the default risk associated  with balloon loans is greater than that  associated with fully  amortizing  mortgage  loans.  See "Risk
Factors" in this term sheet supplement.

         The negative  amortization  feature of the mortgage loans may affect the yield on the  certificates.  As a result of the negative  amortization of the mortgage loans,  the outstanding  principal  balance of a mortgage loan will increase by the amount of Deferred  Interest.  During periods in which the outstanding  principal balance of a mortgage loan is increasing  due to the addition of Deferred  Interest,  the  increasing  principal  balance of the mortgage  loan may  approach  or exceed the value of the  related  mortgaged  property,  thus  increasing  both the likelihood  of defaults and the risk of loss on any mortgage loan that is required to be  liquidated.  Furthermore, each mortgage loan provides for the payment of any remaining  unamortized  principal  balance of such mortgage loan
(due to the addition of Deferred  Interest,  if any, to the  principal  balance of the  mortgage  loan) in a single payment at the maturity of the mortgage  loan.  Because the  mortgagors  may be so required to make a larger single payment upon  maturity,  it is possible that the default risk  associated  with the mortgage  loans is greater than that associated with fully  amortizing  mortgage  loans.  The rate of Deferred  Interest on the mortgage loans will also affect the rate of principal  distributions on the certificates because unscheduled  principal  collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

         The rate and timing of principal  prepayments  relative to the rate and timing of the creation of Deferred
Interest on the  mortgage  loans will also affect the yields to  maturity  on the classes of  certificates.  To the extent that there is Net Deferred  Interest,  it will be allocated as described in the final term sheet for a class of certificates.  Any allocation of Net Deferred Interest to a class of certificates or interest-bearing  component of a class of  certificates  will reduce the amount of interest  distributable  on that class or component.  To the extent  described in the final term sheet for a class of certificates,  interest will thereafter  accrue on the Net
Deferred  Interest  so  allocated,  and,  if  provided  in any final  term sheet for a class of  certificates,  may increase the related  Certificate  Principal  Balance of a class of  certificates,  increasing the weighted average life of the applicable  class of  certificates.  Any increase in the weighted  average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of  certificates.  If and to the  extent  described  in any final  term sheet for a class of  certificates,  the  amount of the  Deferred
Interest  on the  mortgage  loans may be offset by using full and partial  principal  prepayments  on the  mortgage loans to make  distributions of current interest on the certificates.  On any distribution date, to the extent that the  aggregate  Deferred  Interest  on the  mortgage  loans as of the  related  due date  exceeds  the  unscheduled principal  collections,  such excess  amounts will be deducted from the interest  payable on the  certificates  and thereby cause a delay in the payment of Accrued  Certificate  Interest on the classes of  certificates to which the
Net Deferred Interest is allocated.

         The mortgage  loans  typically  are  assumable  under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Most  of the  mortgage  loans  contain  due-on-sale  clauses.  The  terms  of the  pooling  and  servicing agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any  due-on-sale  clause to the  extent it has  knowledge  of the  conveyance  or the  proposed  conveyance  of the underlying  mortgaged  property and to the extent  permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity of the offered  certificates  may be affected to the extent any Excess Cash Flow is used  to  accelerate  payments  of  principal  on  the  offered  certificates.  In  addition,  the  amount  of  any
Overcollateralization  Increase  Amount paid to the offered  certificates  on any payment date will be affected by, among other things,  the level of  delinquencies  and losses on the mortgage loans,  the level of the index that is used to determine the pass-through rate on certificates and the level of the indices on the mortgage loans.

         Certificates with  Subordination  Features:  The yield to maturity on the class of Class M Certificates or
Class B Certificates,  if any, then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be  extremely  sensitive  to losses on the  mortgage  loans  included  in the trust established  for that series and the timing of those losses because  certain  amounts of losses that are covered by subordination  will be allocated to that class of Class M Certificates  or Class B  Certificates.  After the Credit
Support  Depletion  Date,  the yield to  maturity of any class of Senior  Support  Certificates  will be  extremely sensitive to losses on the mortgage loans,  and the timing thereof,  because certain losses that would be allocable to the related  class or classes of Super Senior  Certificates  will be  allocated  to related  class or classes of
Senior Support Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yield to maturity and the  aggregate  amount of  distributions  on each class of offered  certificates will be affected by the timing of borrower  defaults  resulting in Realized  Losses on the related  mortgage loans,
to  the  extent  such  losses  are  not  covered  by  credit   support  in  the  form  of  the  Excess  Cash  Flow,
overcollateralization  or  subordination  provided to any class of Super Senior  Certificates by a class of related
Senior Support  Certificates,  the Class A Certificates  by the Class M Certificates  and the Class B Certificates,
if any, and, with respect to any Class M Certificates,  by any Class M Certificates  with a lower payment  priority and the Class B  Certificates,  if any.  Furthermore,  as  described in this term sheet  supplement,  the timing of receipt  of  principal  and  interest  by  the  offered  certificates  may  be  adversely  affected  by  losses  or delinquencies  on the related  mortgage loans if those losses or  delinquencies  result in a change in the Required
Overcollateralization Amount.

         The amount of  interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any  interest  shortfalls  on the  mortgage  loans  with  respect  to the  related  loan group or groups included  in the trust  established  for that  series to the extent not covered by the  Eligible  Master  Servicing
Compensation and Excess Cash Flow, in each case as described in this term sheet  supplement.  These shortfalls will not be offset by a  reduction  in the  servicing  fees  payable  to the master  servicer  or  otherwise,  except as described in this term sheet  supplement  with  respect to  Prepayment  Interest  Shortfalls.  Prepayment  Interest
Shortfalls  will only be covered by  Eligible  Master  Servicing  Compensation  and Excess  Cash Flow to the extent described  in this term  sheet  supplement.  Relief Act  Shortfalls  allocated  to the  offered  certificates  on a distribution  date will only be covered to the extent of Excess Cash Flow available  therefor on that  distribution date in the manner described under "Description of the  Certificates--Excess  Cash Flow and  Overcollateralization."
Relief Act  Shortfalls  will not carry forward or be paid on other  distribution  dates.  See  "Description  of the
Certificates--Interest  Distributions" in this term sheet supplement for a discussion of possible  shortfalls in the collection of interest.

         The  recording  of mortgages  in the name of MERS is a  relatively  new  practice in the mortgage  lending industry.  While  the  depositor  expects  that the  master  servicer  or  applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged  properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry,  however,  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in  commencing,  prosecuting  and  completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series could in turn delay the distribution of liquidation proceeds to the  certificateholders  of that series and increase the amount of Realized
Losses on those  mortgage  loans.  In  addition,  if,  as a result  of MERS  discontinuing  or  becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the outstanding  class or classes of certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest payment priorities.  For additional  information  regarding the recording of mortgages in the name of MERS see  "Description of the Mortgage  Pool--General" in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

PASS-THROUGH RATES

         The yields to maturity on the offered  certificates  will be  affected by their  pass-through  rates.  Any class of Adjustable  Rate  Certificates  may not always receive  interest at a rate equal to the  applicable  index plus the  related  margin.  In  addition,  a class of  offered  certificates  may be  subject to a cap based on the weighted  average of the Net  Mortgage  Rates in the related  loan group or groups,  referred to in this term sheet supplement  as a net wac cap rate.  If the  related  net wac cap rate is less than the  applicable  index  plus the related  margin,  the  pass-through  rate on that  class of  Adjustable  Rate  Certificates  will be limited to the related  net wac cap  rate.  Thus,  the yield to  investors  in a class of  Adjustable  Rate  Certificates  will be sensitive to  fluctuations in the level of the applicable  index and will be adversely  affected by the application of the related net wac cap rate cap.  Therefore,  the prepayment of the mortgage  loans with higher  mortgage rates may result in a lower pass-through rate on the related Adjustable Rate Certificates.

         Investors in the Adjustable  Rate  Certificates  should be aware that the mortgage  loans have  adjustable interest  rates.  During the period  beginning  with the  expiration of the initial fixed rate period and ending on the  scheduled  recast  date,  monthly  payments and  amortization  schedules  for the  mortgage  loans will adjust annually and will be subject to maximum  interest rates and payment caps.  Consequently,  the interest that becomes due on the  mortgage  loans  during  the  related  Due Period may be less than  interest  that would  accrue on the related  Adjustable  Rate  Certificates at the rate of the applicable  index plus the related  margin.  In a rising interest rate  environment,  the Adjustable Rate  Certificates may receive interest at the related net wac cap rate for a protracted  period of time. In addition,  in this situation,  there would be little or no Excess Cash Flow to cover losses and to create additional  overcollateralization.  Moreover,  because the initial mortgage rates on the mortgage loans may be lower than the related minimum  mortgage  rates,  and will remain fixed for the initial fixed rate period,  the related net wac cap rate may  initially be less than it will be once the mortgage  loans have all adjusted  to their  fully-indexed  rate.  Therefore,  prior to the month in which all of the  mortgage  loans  have adjusted  to their  fully-indexed  rate,  there may be a greater  risk that the  Pass-Through  Rate on any class of
Adjustable Rate  Certificates may be limited by the related net wac cap rate. In addition,  the pass-through  rates on any class of  Adjustable  Rate  Certificates  may be  subject  to a cap as set forth in the final term sheet for such class of certificates.

         To the  extent  the  related  net wac cap rate is paid on any class of the  certificates,  the  difference between the related net wac cap rate and the pass-through  rate on such  certificates (but not more than any cap as set forth in the final term sheet for such class of  certificates),  will create a basis risk  shortfall  that will carry forward with interest  thereon,  referred to in this term sheet  supplement as a basis risk  shortfall  carry forward  amount.  These basis risk  shortfalls  will only be payable  from Excess  Cash Flow or, if  applicable,  a yield maintenance  agreement or other derivative  instrument,  and, in any event, may remain unpaid on the Optional
Termination Date or the applicable final distribution date.

         To the extent that there is Net  Deferred  Interest,  it will be  allocated as described in the final term sheet  for a class  of  certificates.  Any  allocation  of Net  Deferred  Interest  to a class of  certificates  or interest-bearing  component  of a class  of  certificates  will  create  a  shortfall  in the  amount  of  interest distributable  on that  class or  component.  To the  extent  described  in the  final  term  sheet  for a class of certificates,  interest will thereafter  accrue on the Net Deferred  Interest so allocated,  and will be payable as described in the final term sheet for a class of certificates to the extent of funds available for that purpose.

CLASS X CERTIFICATE YIELD CONSIDERATIONS

         The pre-tax  yield on the Class X  Certificates,  if any,  will be sensitive to both the timing of receipt of  prepayments  and the overall rate of principal  prepayments  and defaults on the mortgage loans included in the related  loan group,  which rate may  fluctuate  significantly  over time.  Investors  in the Class X  Certificates should fully  consider the risk that a rapid rate of  prepayments  on the  mortgage  loans  included in the related loan group could result in the failure of those investors to fully recover their investments.

         Investors in the Class X  Certificates  should note that  increases in any index  applicable to any cap on the rate payable to the Class X  Certificates,  or to any index  applicable to any other class of  certificates  to which the  pass-through  rate on the Class X Certificates  is related,  may have a material  negative effect on the yield on the Class X  Certificates  and may reduce the yield to zero even if the  prepayments on the mortgage loans are consistent with the investors expectations as to prepayment rates.

PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other things,  the price paid by the holders of the offered  certificates and the related  pass-through  rate. The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased  at a premium and  principal  distributions  thereon  occur at a rate faster than  assumed at the time of purchase,  the  investor's  actual  yield to  maturity  will be lower  than  anticipated  at the time of  purchase.
Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon occur at a rate slower than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than anticipated at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

         The  assumed  final  distribution  date with  respect to each class of the  offered  certificates  will be specified in the final term sheet for a class of  certificates  or in the pooling and servicing  agreement for that series.  No event of  default,  change in the  priorities  for  distribution  among the  various  classes  or other provisions  under the pooling  and  servicing  agreement  will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

         Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the  investor of each dollar  distributed  in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be influenced  by, among other things, the rate at which  principal of the  mortgage  loans is paid,  which may be in the form of scheduled  amortization, prepayments or liquidations.

         Prepayments  on mortgage  loans are  commonly  measured  relative to a prepayment  standard or model.  For example,  CPR,  represents a constant  rate of prepayment  each month  relative to the then  outstanding  principal balance  of a pool  of  mortgage  loans.  CPR  does  not  purport  to be a  historical  description  of  prepayment experience or a prediction of the  anticipated  rate of  prepayment  of any pool of mortgage  loans,  including the mortgage  loans in this mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity  or that all of the  mortgage  loans  will  prepay at the same level of CPR.
Moreover,  the  diverse  remaining  terms to  maturity  and  mortgage  rates of the  mortgage  loans in the related mortgage  pool could  produce  slower or faster  principal  distributions  than  indicated at the various  constant percentages of CPR, even if the weighted  average  remaining term to maturity and weighted average mortgage rate of the  mortgage  loans  are as  assumed.  Investors  are  urged to make  their  investment  decisions  based on their determination  as to  anticipated  rates of  prepayment  on the  mortgage  loans in the related  loan group under a variety of scenarios.  Any difference  between the  assumptions and the actual  characteristics  and performance of the mortgage loans, or actual  prepayment or loss  experience,  will affect the percentages of initial  Certificate
Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the  Residual  Certificates  of that series.
Holders  of  Residual  Certificates  of any  series  may have  tax  liabilities  with  respect  to  their  Residual
Certificates  during the early  years of the trust for that  series  that  substantially  exceed any  distributions payable thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax liabilities  with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of  distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.
Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be  negative  or may otherwise  be  significantly  adversely  affected.  The timing and amount of  taxable  income  attributable  to the
Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

         The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders in  connection  with the  purchase of the
Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal Income
Tax  Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences"  in the related base prospectus.

                                          POOLING AND SERVICING AGREEMENT

GENERAL

         The  certificates  for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series,  to the standard terms of pooling and servicing  agreement,  dated as of December
1, 2006,  together referred to as the pooling and servicing  agreement,  among the depositor,  the master servicer, and  Deutsche  Bank Trust  Company  Americas,  as trustee.  Reference is made to the related  base  prospectus  for important  information in addition to that described  herein  regarding the terms and conditions of the pooling and servicing  agreement and the offered  certificates for each series. The offered  certificates of any series will be transferable  and  exchangeable at an office of the trustee,  which will serve as certificate  registrar and paying agent.  The depositor  will provide a prospective or actual  certificateholder  of any series  without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and servicing  agreement  for that series.  Requests should be addressed to the President,  Residential  Accredit Loans,  Inc.,  8400  Normandale Lake Boulevard,  Suite
250, Minneapolis, Minnesota 55437.

         Under the pooling and  servicing  agreement  of any series,  transfers  of Residual  Certificates  of that series are prohibited to any non-United  States person.  Transfers of the Residual  Certificates  are  additionally restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal Income Tax
Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC Residual  Certificates--Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain
Organizations" and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and  Servicing  Agreement--The  Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

          The trustee will be directed to appoint Wells Fargo Bank,  N.A.  ("Wells  Fargo"),  to serve as custodian of the mortgage  loans.  The custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.
No  servicer  will have  custodial  responsibility  for the  mortgage  notes.  Residential  Funding is  required to deliver only the notes to the  custodian.  The mortgage  notes (and any contents of a mortgage loan file  delivered to the  custodian)  may be maintained  in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents are  maintained at the premises of the sponsor or an affiliate,  then only the custodian will have access to the vaults,  and a shelving and filing  system will  segregate the files  relating to the mortgage  loans from other assets serviced by the sponsor.

          Wells Fargo is acting as custodian  of the  mortgage  files  pursuant to a custodial  agreement.  In that capacity,  Wells Fargo is  responsible  to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the  certificateholders.  Wells Fargo  maintains  each  mortgage  loan file in a separate  file  folder  marked  with a unique  bar code to  assure  loan-level  file  integrity,  and to  assist in inventory  management,  files are  segregated  by  transaction  or  investor.  Wells Fargo has been  engaged in the mortgage  document custody business for more than 25 years.  Wells Fargo maintains  document custody  facilities in its Minneapolis,  Minnesota  headquarters and in three regional  offices located in Richfield,  Minnesota,  Irvine,
California,  and Salt Lake City,  Utah. As of December 31, 2006,  Wells Fargo maintains  mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

         o        receiving funds from subservicers,
         o        reconciling servicing activity with respect to the mortgage loans,
         o        calculating remittance amounts to certificateholders,
         o        sending remittances to the trustee for distributions to certificateholders,
         o        investor and tax reporting,
         o        coordinating loan repurchases,
         o        oversight of all servicing activity, including subservicers,
         o        following up with  subservicers  with respect to mortgage  loans that are delinquent or for which servicing decisions may need to be made,
         o        approval of loss mitigation strategies,
         o        management  and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure, and
         o        providing  certain  notices and other  responsibilities  as detailed in the pooling and servicing agreement.

         The master  servicer  may,  from time to time,  outsource  certain  of its  servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will  not  relieve  the  master  servicer  of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general  description of the master  servicer and its activities,  see "Sponsor and Master  Servicer"
in this term sheet  supplement.  For a general  description  of material  terms  relating to the master  servicer's removal or  replacement,  see "The  Pooling and  Servicing  Agreement  Rights Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

         o        communicating with borrowers;
         o        sending monthly remittance statements to borrowers;
         o        collecting payments from borrowers;
         o        recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.
                  repayment plan, modification, foreclosure, etc.);
         o        accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the master  servicer,  together  with any other sums paid by borrowers that are required to be remitted;
         o        accurate  and  timely  accounting  and   administration  of  escrow  and  impound  accounts,   if
                  applicable;
         o        accurate and timely reporting of negative amortization amounts, if any;
         o        paying escrows for borrowers, if applicable;
         o        calculating and reporting payoffs and liquidations;
         o        maintaining an individual file for each loan; and
         o        maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial,  LLC. The  subservicing  agreement  between the Master  Servicer  and  Homecomings provides that Homecomings  will provide all of the services  described in the preceding  paragraph.  Homecomings is a Delaware  limited  liability  company  and has been  servicing  mortgage  loans  secured by first liens on one-to four-family  residential  properties  since 1996.  Homecomings  was  incorporated  as a wholly-owned  subsidiary of
Residential  Funding Company,  LLC in 1995 to service and originate mortgage loans. In 1996,  Homecomings  acquired
American  Custody  Corporation  to begin  servicing  subprime  mortgage  loans,  and in 1999  Homecomings  acquired
Capstead Inc. to focus on servicing  prime loans such as the mortgage loans described  herein.  After Capstead Inc.
was acquired,  Homecomings' total servicing  portfolio was 164,000 loans with an aggregate principal balance of $25
billion  with  20%  being   subprime.   The  three   servicing   locations  were   integrated  onto  one  servicing
system/platform  by the end of 2001 becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have been  integrated  into  Homecomings'
servicing  operations.  Approximately  85% of the mortgage loans currently  master serviced by Residential  Funding
Company, LLC are subserviced by Homecomings.  As of December 31, 2006,  Homecomings serviced  approximately 880,500 mortgage  loans with an  aggregate  principal  balance of  approximately  $128  billion.  In addition to  servicing mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings services mortgage loans secured by more junior second liens on  residential  properties,  and mortgage  loans made to borrowers  with imperfect credit  histories,  and subprime mortgage loans.  Homecomings also performs special  servicing  functions where the servicing  responsibilities  with respect to delinquent  mortgage  loans that have been serviced by third parties is transferred to Homecomings.  Homecomings'  servicing  activities have included the activities  specified above under "--Subservicer responsibilities".

         Homecomings may, from time to time,  outsource certain of its subservicing  functions,  such as contacting delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any  such outsourcing  will not relieve  Homecomings of any of its  responsibilities  or  liabilities  as a  subservicer.  If
Homecomings  engages any subservicer to subservice 10% or more of the mortgage  loans, or any subservicer  performs the  types of  services  requiring  additional  disclosures,  the  issuing  entity  will  file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings for the past five years and the three  months  ended  March 31,  2007,  calculated  at year end or quarter  end, as applicable.  The  percentages  shown  under  "Percentage  Change  from  Prior  Year" for years  2002  through  2006 represent  the ratio of (a) the  difference  between the current  and prior year  volume  over  (b) the  prior year volume.

                                          HOMECOMINGS SERVICING PORTFOLIO
FIRST LIEN MORTGAGE LOANS
                                                                                                             YEAR ENDED DECEMBER 31,                                                  THREE MONTHS ENDED
VOLUME BY PRINCIPAL BALANCE                                              2002                  2003                  2004                  2005                    2006                 MARCH 31, 2007

Prime Mortgages(1)                                               $27,343,774,000       $29,954,139,212       $31,943,811,060         $44,570,851,126      $67,401,832,594           $70,946,676,717

Non-Prime Mortgages(2)                                           $27,384,763,000       $39,586,900,679       $44,918,413,591         $52,102,835,214      $49,470,359,806           $46,994,401,753

Total                                                            $54,728,537,000       $69,541,039,891       $76,862,224,651       $ 96,673,686,340       $116,872,192,400         $117,941,078,470

===================================================================================================================
Prime Mortgages(1)                                                             49.96%                43.07%                41.56%                 46.10%                  57.67%                      60.15%

Non-Prime Mortgages(2)                                                         50.04%                56.93%                58.44%                 53.90%                  42.33%                      39.85%

Total                                                                         100.00%               100.00%               100.00%                100.00%                 100.00%                     100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                              7.09%                 9.55%                 6.64%                 39.53%                  51.22%                           -

Non-Prime Mortgages(2)                                                         60.71%                44.56%                13.47%                 15.99%                 (5.05)%                           -

Total                                                                          28.55%                27.07%                10.53%                 25.78%                  20.89%                           -

-------------------------------------------------------------------------------------------------------------------

JUNIOR LIEN MORTGAGE LOANS
                                                                                                             YEAR ENDED DECEMBER 31,                                                  THREE MONTHS ENDED
VOLUME BY PRINCIPAL BALANCE                                              2002                  2003                  2004                  2005                    2006                 MARCH 31, 2007

Prime Mortgages(1)                                               $  7,627,424,000      $  7,402,626,296      $  7,569,300,685      $  7,442,264,087        $11,418,858,741             $11,505,749,849

                                                                                                                                                                         -                           -
Non-Prime Mortgages(2)                                                        -                     -                     -                     -

Total                                                            $  7,627,424,000      $  7,402,626,296      $  7,569,300,685      $  7,442,264,087        $11,418,858,741              11,505,749,849

Prime Mortgages(1)                                                            100.00%               100.00%               100.00%                100.00%               100.00%                 100.00%

Non-Prime Mortgages(2)                                                          0.00%                 0.00%                 0.00%                  0.00%                 0.00%                   0.00%

Total                                                                         100.00%               100.00%               100.00%                100.00%               100.00%                 100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                       (4.94)%               (2.95)%                      2.25%                (1.68)%                53.43%                       -
-
Non-Prime Mortgages(2)                                                    -                     -                               -                      -                 -                           -

Total                                                                    (4.94)%               (2.95)%                      2.25%                (1.68)%                53.43%                       -

FIRST LIEN MORTGAGE LOANS
===================================================================================================================
                                                                                                           YEAR ENDED DECEMBER 31,                                                THREE MONTHS ENDED
VOLUME BY NUMBER OF LOANS                                                2002                  2003                  2004                  2005                  2006               MARCH 31, 2007

Prime Mortgages(1)                                                    125,209               143,645               150,297               187,773                252,493               262,348

Non-Prime Mortgages(2)                                                257,077               341,190               373,473               394,776                361,125               342,150

Total                                                                 382,286               484,835               523,770               582,549                613,618               604,498

Prime Mortgages(1)                                                      32.75%                29.63%                28.70%                32.23%                    41.15%              43.40%

Non-Prime Mortgages(2)                                                  67.25%                70.37%                71.30%                67.77%                    58.85%              56.60%

Total                                                                  100.00%               100.00%               100.00%               100.00%                   100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                       (6.30)%               14.72%                       4.63%                 24.93%            34.47%              43.60%

Non-Prime Mortgages(2)                                                   52.85%                32.72%                       9.46%                  5.70%            (8.52)%             56.60%

Total                                                                    26.66%                26.83%                       8.03%                 11.22%             5.33%             100.00%

-------------------------------------------------------------------------------------------------------------------

JUNIOR LIEN MORTGAGE LOANS
                                                                                                             YEAR ENDED DECEMBER 31,                                                THREE MONTHS ENDED
VOLUME BY NUMBER OF LOANS                                                  2002                  2003                  2004                  2005                  2006               MARCH 31, 2007

Prime Mortgages(1)                                                      217,031               211,585               210,778               199,600                266,900                  265,821

Non-Prime Mortgages(2)                                                        -                     -                     -                     -                      -                        -

Total                                                                   217,031               211,585               210,778               199,600                266,900                  265,821

Prime Mortgages(1)                                                        100.00%               100.00%               100.00%               100.00%                  100.00%                   100.00%

Non-Prime Mortgages(2)                                                      0.00%                 0.00%                 0.00%                  0.00%             0.00%                     0.00%

Total                                                                     100.00%               100.00%               100.00%                100.00%           100.00%                   100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                                         (5.20)%              (2.51)%                     (0.38)%                (5.30)%            33.72%                      -

Non-Prime Mortgages(2)                                                      -                    -                                -                      -             -                          -

Total Based on Average Number of Loans                                     (5.20)%               (2.51)%                    (0.38)%                (5.30)%            33.72%                      -

===================================================================================================================

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The  servicing  fees for each  mortgage  loan are payable out of the  interest  payments on that  mortgage loan.  The  servicing  fees  relating  to each  mortgage  loan will be a per annum  percentage  of the  outstanding principal  balance of that  mortgage  loan as set forth in the final term  sheet for a class of  certificates.  The servicing  fees consist of (a)  servicing  fees payable to the master  servicer in respect of its master  servicing activities and (b) subservicing and other related  compensation  payable to the subservicer,  and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         The primary  compensation  to be paid to the master servicer for its master  servicing  activities will be its servicing fee equal to a per annum  percentage of the outstanding  principal  balance of each mortgage loan. As described in the related base prospectus,  a subservicer is entitled to servicing  compensation in a minimum amount equal to a per annum  percentage  of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and incurred by the master servicer in connection with its  responsibilities  under the related pooling and servicing agreement.
 The master  servicing fee may be reduced if a master servicer is appointed in certain  circumstances,  but may not be  increased.  See "The Pooling and  Servicing  Agreement--Servicing  Compensation  and Payment of Expenses" in the
related  base  prospectus  for  information  regarding  other  possible  compensation  to the master  servicer  and subservicers and for information regarding expenses payable by the master servicer.

     The following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans, prior to payments of interest and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet for any series:

           ----------------------------------------------- --------------------------------------------------------- --------------------------------------
                            DESCRIPTION                                             AMOUNT                                      RECEIVING PARTY
           ----------------------------------------------- --------------------------------------------------------- --------------------------------------
           ----------------------------------------------- --------------------------------------------------------- --------------------------------------
           Master Servicer Fee                             0.05%  per  annum  of  the  principal  balance  of  each  Master Servicer mortgage loan
           ----------------------------------------------- --------------------------------------------------------- --------------------------------------
           ----------------------------------------------- --------------------------------------------------------- --------------------------------------
           Subservicer Fee                                 0.375%  per  annum  of the  principal  balance  of  each  Subservicers mortgage loan serviced by a subservicer
           ----------------------------------------------- --------------------------------------------------------- --------------------------------------

In addition,  the master servicer or any applicable  subservicer may recover from payments on the mortgage loans or withdraw from the Custodial  Account the amount of any Advances and Servicing  Advances  previously made,  interest and  investment  income,  foreclosure  profits,  indemnification  payments  payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

         On each  distribution  date for any series,  a distribution  date statement will be made available to each certificateholder  of that series setting forth certain  information with respect to the composition of the payment being made,  the  Certificate  Principal  Balance or Notional  Amount of an  individual  certificate  following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the  distribution  date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders of that series and other parties to the pooling and  servicing  agreement  via the  trustee's  internet  website.  See also  "Pooling and  Servicing
Agreement  Reports to  Certificateholders"  in the related  base  prospectus  for a more  detailed  description  of certificateholder reports.

VOTING RIGHTS

         There are actions  specified in the related base  prospectus  that may be taken by holders of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates of that series as described in the pooling and  servicing  agreement  for that  series.  The pooling  and  servicing  agreement  for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

TERMINATION

         The  circumstances  under which the  obligations  created by the pooling and  servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and
Servicing  Agreement --Termination;  Retirement  of  Certificates"  in the  related  base  prospectus.  The  master servicer will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans  included  in the trust  established  for any  series is less than 10% of the  aggregate  principal balance of the mortgage  loans  included in the trust  established  for that series as of the cut-off date for that series after  deducting  payments of  principal  due during the month of the cut-off  date,  either to purchase all remaining  mortgage loans and other assets in the trust for that series,  thereby effecting early retirement of the offered  certificates  or to purchase,  in whole but not in part, the  certificates.  Any such purchase of mortgage loans and other  assets of the trust for that  series  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair  market  value of the related  underlying  mortgaged properties  with  respect to  defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been acquired if such fair market value is less than such unpaid  principal  balance,  net of any  unreimbursed  Advance attributable  to principal,  as of the date of  repurchase  plus (b) accrued  interest  thereon at the Net Mortgage
Rate to,  but not  including,  the  first  day of the  month in which  the  repurchase  price is  distributed.  The optional  termination  price paid by the master  servicer  will also include  certain  amounts owed by  Residential
Funding as seller of the mortgage loans included in the trust  established for that series,  under the terms of the agreement  pursuant to which  Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates  of any series  relating  to any  optional  termination  will be paid, first, to the Class A Certificates  and Class X Certificates,  if any,  second,  to the Class M Certificates in the order of their payment  priority,  third, to the Class B Certificates,  if any, and fourth,  except as set forth in the pooling and servicing  agreement,  to the Class SB Certificates  and the Class R Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute the full amount to each class of  certificates  of that series if the purchase  price is based in part on the fair market value of the  underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan.  Any such purchase of the offered  certificates  as  discussed  above will be made at a price equal to 100% of the  aggregate
Certificate  Principal Balance of the offered  certificates plus the Accrued Certificate  Interest thereon, for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate and any previously unpaid
Accrued  Certificate  Interest.  Promptly  after the  purchase  of such  certificates  of any  series,  the  master servicer  shall  terminate  the trust for that  series in  accordance  with the terms of the  related  pooling  and servicing agreement.

         Upon  presentation  and surrender of the offered  certificates  in connection  with the termination of the trust or a  purchase  of  certificates  for any  series  under the  circumstances  described  in the two  preceding paragraphs,  the holders of the offered  certificates of that series will be entitled to receive an amount equal to the  Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately preceding  Interest Accrual Period at the  then-applicable  pass-through  rate, plus any previously  unpaid Accrued
Certificate  Interest and any Prepayment Interest Shortfalls.  The offered certificates will not, however,  receive the amount of any basis risk  shortfall or basis risk shortfall  carry forward  amount in connection  with any such purchase of the offered  certificates  by the master  servicer.  In addition,  distributions  to the holders of the most  subordinate  class of certificates of that series  outstanding with a Certificate  Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the  termination of the trust for that series resulting from a purchase of all the assets of that trust.

THE TRUSTEE

         The trustee  under the  pooling and  servicing  agreement  (as  described  below),  is a national  banking association.  It has served as a trustee for securities  backed by first liens on one- to  four-family  residential properties.

         Unless an event of default has occurred and is continuing under the pooling and servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to  exercise  such of the rights and powers  vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or  appointing  a  successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise or use under the  circumstances  in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement, the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting funds from the master  servicer to  distribute  to  certificateholders  at the  direction  of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer,  and  effecting  any optional  termination  of the trust.

         The master  servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence or bad faith.  The master servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the acceptance  and  administration  of the trust.

         The  trustee  may  resign at any time,  in which  event  the  depositor  will be  obligated  to  appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and  appointment  of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                 LEGAL PROCEEDINGS

         There are no material  pending  legal or other  proceedings  involving the mortgage  loans or  Residential
Funding Company, LLC, as sponsor and master servicer,  Residential Accredit Loans, Inc. as depositor,  the trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding and Homecomings are currently parties to various legal proceedings  arising from time to time in the  ordinary  course  of  their  businesses,  some of  which  purport  to be  class  actions.  Based on information  currently  available,  it is the opinion of  Residential  Funding and  Homecomings  that the  eventual outcome of any currently  pending legal  proceeding,  individually  or in the  aggregate,  will not have a material adverse  effect on their  ability to perform their  obligations  in relation to the mortgage  loans.  No assurance, however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either  individually or in the  aggregate,  would not have a  material  adverse  impact on  Residential  Funding or  Homecomings.  Any such unfavorable  outcome could  adversely  affect the ability of  Residential  Funding  Company,  LLC or Homecomings to
perform its  servicing  duties with  respect to the  mortgage  loans and  potentially  lead to the  replacement  of
Residential Funding or Homecomings with a successor servicer.

                                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe  LLP,  counsel to the  depositor, will render an opinion to the effect that,  assuming  compliance  with all  provisions of the pooling and servicing agreement,  for federal income tax purposes,  the trust,  exclusive of any yield maintenance or similar  agreement, will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

o        each class of Residual  Certificates  will represent  ownership of the sole class of "residual  interests"
                  in a REMIC; and

o        each class of offered  certificates  will  represent  ownership of "regular  interests" in a REMIC,  which will  generally be treated as debt  instruments  of that REMIC and will also  represent the right to receive  payments from a reserve fund,  which  consists of certain  distributions  from Excess
                  Cash Flow and, if applicable, payments under the yield maintenance or similar agreement.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For  federal  income tax  purposes,  the  offered  certificates  may be treated as having been issued with original  issue  discount.  The  prepayment  assumption  that will be used in  determining  the rate of  accrual of original  issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to
100% of the  prepayment  assumption  used to price the offered  certificates.  No  representation  is made that the
mortgage   loans  will  prepay  at  that  rate  or  at  any  other  rate.   See   "Material   Federal   Income  Tax
Consequences--General"  and  "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount" in
the related base prospectus.

         The  holders  of the  offered  certificates  will be  required  to  include  in income  interest  on their certificates in accordance with the accrual method of accounting.

         If the method for computing  original issue discount  described in the related base prospectus  results in a negative  amount for any period  with  respect to a  certificateholder,  the amount of  original  issue  discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original issue  discount  under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a  certificate  may be able to select a method for  recognizing  original  issue  discount  that differs  from that used by the master  servicer in  preparing  reports to the  certificateholders  and the Internal
Revenue Service, or IRS.

         Certain  classes of offered  certificates  may be treated for federal  income tax  purposes as having been issued at a premium.  Whether  any  holder of one of those  classes  of  certificates  will be treated as holding a certificate  with  amortizable  bond  premium  will  depend  on the  certificateholder's  purchase  price  and  the distributions  remaining to be made on the  certificate at the time of its  acquisition  by the  certificateholder.
The use of a zero  prepayment  assumption may be required in calculating the  amortization  of premium.  Holders of those classes of certificates  are encouraged to consult their tax advisors  regarding the possibility of making an election to amortize  such premium.  See "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of
REMIC Regular Certificates" and "--Premium" in the related base prospectus.

         The IRS has  issued  the OID  Regulations  under  sections  1271  to  1275 of the  Internal  Revenue  Code generally  addressing  the treatment of debt  instruments  issued with original issue  discount.  Purchasers of the offered  certificates  should be aware that Section 1272(a)(6) of the Internal Revenue Code and the OID Regulations
do not adequately  address some issues relevant to, or applicable to, prepayable  securities  bearing an adjustable rate of interest such as the offered certificates.  In the absence of other authority,  the master servicer intends to be guided by certain  principles  of the OID  Regulations  applicable  to adjustable  rate debt  instruments  in determining  whether such  certificates  should be treated as issued with original  issue  discount and in adapting the  provisions  of Section  1272(a)(6)  of the  Internal  Revenue  Code to such  certificates  for the  purpose of preparing  reports  furnished  to  certificateholders  and the IRS.  Because of the  uncertainties  concerning  the application  of Section  1272(a)(6)  of the  Internal  Revenue  Code to such  certificates  and  because  the rules relating to debt  instruments  having an adjustable rate of interest are limited in their  application in ways that could preclude their  application to such  certificates  even in the absence of Section  1272(a)(6) of the Internal
Revenue Code,  the IRS could assert that the offered  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having been issued with  original  issue  discount.  Prospective purchasers of the offered  certificates  are advised to consult their tax advisors  concerning the tax treatment of such certificates.

         Each holder of an offered  certificate is deemed to own an undivided  beneficial  ownership  interest in a
REMIC regular  interest and a right to receive  payments  from a reserve fund with respect to basis risk  shortfall carry  forward  amounts and Net Deferred  Interest,  if  applicable.  The reserve fund will consist of a portion of excess  cash flow and  amounts  received  under a yield  maintenance  or  similar  agreement,  if  applicable.  The treatment  of amounts  received by an offered  certificateholder  under such  certificateholder's  right to receive payments under the reserve fund will depend on the portion,  if any, of such offered  certificateholder's  purchase price allocable  thereto.  Under the REMIC  regulations,  each holder of an offered  certificate  must allocate its purchase  price for that  certificate  between  its  undivided  interest  in the  REMIC  regular  interest  and its undivided  interest in the right to receive  certain  payments with respect to basis risk  shortfall  carry forward amounts in accordance with the relative fair market values of each property right.  Such  allocations  will be used for, among other things,  purposes of computing any original issue discount,  market  discount or premium,  as well as for  determining  gain or loss upon  disposition.  It is intended  that certain  payments made to the holders of the offered  certificates with respect to basis risk shortfall carry forward amounts and Net Deferred Interest,  if applicable,  be treated as includible in income based on, and the purchase price  allocated to the reserve fund may be amortized in accordance  with, the tax  regulations  relating to notional  principal  contracts.  In the case of non-corporate  holders of the  offered  certificates,  the  amortization  of the  purchase  price may be subject to limitations as an itemized  deduction,  and may not be useable at all if the taxpayer is subject to the alternative minimum tax.  However,  proposed  regulations  modify the  taxation of notional  principal  contracts  that contain contingent  nonperiodic  payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time,  unclear,  holders of the offered  certificates  should  consult  with their own tax advisors with respect to the proper  treatment of their interest in the reserve fund. The OID  regulations  provide that the trust's  determination  of the issue price of the REMIC regular  interest is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation.

         Under the REMIC  regulations,  the master  servicer is required to account for the REMIC regular  interest and the right to receive  payments  with respect to basis risk  shortfall  carry  forward  amounts and Net Deferred
Interest,  if  applicable,  as discrete  property  rights.  It is possible that the right to receive  payments with respect to the reserve fund could be treated as a  partnership  among the holders of the offered  certificates  and
Class SB  Certificates,  in which  case  holders  of the  offered  certificates  would be  subject  to  potentially different  timing of income and foreign  holders of the offered  certificates  could be subject to  withholding  in respect of any  payments  with  respect to the reserve  fund.  Holders of the offered  certificates  are advised to consult their own tax advisors  regarding the  allocation  of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their  certificates.  Treasury  regulations  have been  promulgated under Section 1275 of the Internal  Revenue Code  generally  providing for the  integration  of a "qualifying  debt instrument"  with a hedge if the combined cash flows of the  components  are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However,  such  regulations  specifically  disallow  integration of debt instruments  subject  to Section  1272(a)(6)  of the  Internal  Revenue  Code.  Therefore,  holders of the  offered certificates  will be unable to use the  integration  method  provided for under such  regulations  with respect to such certificates.

         To the extent that the right to receive  payments with respect to the reserve fund are  characterized as a
"notional  principal  contract"  for federal  income tax  purposes,  upon the sale of an offered  certificate,  the amount  of the  sale  allocated  to the  selling  certificateholder's  right  to  receive  such  payments  would be considered a  "termination  payment" under the notional  principal  contract  regulations  allocable to the related certificate.  An offered  certificateholder would have gain or loss from such a termination of the right to receive payments  equal  to (i) any  termination  payment  it  received  or is  deemed  to have  received  minus  (ii)  the unamortized  portion of any amount paid, or deemed paid, by the  certificateholder  upon entering into or acquiring its interest in the right to receive  payments under the reserve fund. In addition,  this  calculation  may have to be adjusted if the recently  proposed  regulations  referred to above apply to the right to receive  payments  from the reserve fund.

         Gain or loss realized upon the  termination of the right to receive  certain  payments with respect to the reserve  fund  will  generally  be  treated  as  capital  gain or loss.  Moreover,  in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to payments with respect to basis risk shortfall carry forward amounts or Net Deferred Interest,  if applicable.  That portion of the offered  certificates will be treated as assets described in Section  7701(a)(19)(C) of the Internal
Revenue Code and "real estate  assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that  the  assets  of the  trust  would be so  treated.  In  addition,  interest  on the  offered certificates,  exclusive of any interest  received with respect to basis risk  shortfall  carry forward  amounts or
Net Deferred  Interest,  if applicable,  will be treated as "interest on  obligations  secured by mortgages on real property"  under  Section  856(c)(3)(B)  of the  Internal  Revenue  Code  generally to the extent that such offered certificates  are treated as "real  estate  assets"  under  Section  856(c)(4)(A)  of the  Internal  Revenue  Code.
Moreover,  the specified portion of the offered  certificates  will be "qualified  mortgages" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code. However,  prospective  investors in offered certificates that will be generally  treated as assets  described  in Section  860G(a)(3)  of the Internal  Revenue Code should note that, notwithstanding  such treatment,  any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase  such offered  certificates  may adversely  affect any REMIC that holds such offered certificates  if such  repurchase  is made under  circumstances  giving rise to a prohibited  transaction  tax. See
"Pooling and  Servicing  Agreement--Termination"  in this term sheet  supplement  and "Material  Federal  Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the related base prospectus.

         The  holders  of the  offered  certificates  will be  required  to  include  in income  interest  on their certificates  in  accordance  with the accrual  method of  accounting.  As noted  above,  each holder of an offered certificate  will be required to allocate a portion of the purchase  price paid for its  certificates  to the right to receive  certain  payments with respect to the reserve fund. The value of the right to receive any such payments under the  reserve  fund is a question  of fact which could be subject to  differing  interpretations.  Because the right to receive such payments  under the reserve fund is treated as a separate  right of the offered  certificates not  payable by any REMIC,  such right  will not be treated as a  qualifying  asset for any such  certificateholder that is a mutual savings bank,  domestic  building and loan  association,  real estate  investment  trust,  or real estate mortgage  investment  conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

         For  further  information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The  IRS  has  issued  REMIC   regulations  under  the  provisions  of  the  Internal  Revenue  Code  that significantly  affect holders of Residual  Certificates.  The REMIC regulations impose restrictions on the transfer or  acquisition  of some  residual  interests,  including  the  Residual  Certificates.  The pooling and  servicing agreement will include other provisions regarding the transfer of Residual Certificates, including:

         o the requirement that any transferee of a Residual  Certificate  provide an affidavit  representing  that the transferee:

                  o is not a disqualified organization;

                  o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

                  o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

         o a provision that any transfer of a Residual  Certificate to a  disqualified  organization  shall be null and void; and

         o a grant to the master servicer of the right,  without notice to the holder or any prior holder,  to sell to a  purchaser  of its  choice  any  Residual  Certificate  that shall  become  owned by a  disqualified organization despite the first two provisions above.

In addition,  under the pooling and  servicing  agreement,  the Residual  Certificates  may not be  transferred  to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual interests  will be  disregarded  for all  federal  income  tax  purposes,  and that  the  purported  transferor  of
"noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute  noneconomic residual interests during some or all of their terms for purposes of the REMIC  regulations  and,  accordingly,  unless no significant purpose of a transfer is to impede the  assessment  or collection  of tax,  transfers of the Residual  Certificates may be  disregarded  and  purported  transferors  may remain liable for any taxes due relating to the income on the
Residual  Certificates.  All transfers of the Residual  Certificates  will be  restricted  in  accordance  with the terms of the pooling and  servicing  agreement  that are  intended to reduce the  possibility  of any transfer of a
Residual  Certificate  being  disregarded  to the extent  that the  Residual  Certificates  constitute  noneconomic residual  interests.  See "Material  Federal Income Tax Consequences --REMICs--Taxation  of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The IRS has  issued  final  REMIC  regulations  that add to the  conditions  necessary  to  assure  that a transfer of a non-economic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor  transfer of a residual,  the  transferee  represent  that it will not cause the income
"to be attributable to a foreign permanent  establishment or fixed base (within the meaning of an applicable income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable domestic  corporations in transactions that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor  requires,  among other  things,  that the facts and  circumstances  known to the  transferor at the time of transfer  not indicate to a reasonable  person that the taxes with  respect to the  residual  interest  will not be paid,  with an  unreasonably  low cost  for the  transfer  specifically  mentioned  as  negating  eligibility.  The regulations  generally apply to transfers of residual  interests  occurring on or after February 4, 2000,  although certain of their  provisions apply only to transfers of residual  interests  occurring on or after August 19, 2002.
See   "Material    Federal   Income   Tax   Consequences   --REMICs--Taxation    of   Owners   of   REMIC   Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The  Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the  earlier  accrual  periods  of the term of the  related  REMIC that  significantly  exceeds  the amount of cash distributions  received by the Residual  Certificateholders  from the related REMIC with respect to those  periods.
Furthermore,  the  tax  on  that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders should have other sources of funds sufficient to pay any federal income taxes  due in the  earlier  years of the  related  REMIC's  term as a result  of their  ownership  of the  Residual
Certificates.  In  addition,  the  required  inclusion of this amount of taxable  income  during a REMIC's  earlier accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the "wash sale" rules of
Section 1091 of the Internal Revenue Code, may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the Residual  Certificateholders'  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         The rules for accrual of OID with respect to certain  classes of  certificates  are subject to significant complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable  income,  any changes  required by the IRS in the  application of those rules to the  certificates  may significantly  affect the timing of OID  deductions  to the related  REMIC and  therefore the amount of the related
REMIC's taxable income allocable to holders of the Residual Certificates.

         An individual,  trust or estate that holds,  whether directly or indirectly  through certain  pass-through entities,  a Residual  Certificate,  may have  significant  additional  gross  income  with  respect to, but may be limited  on the  deductibility  of,  servicing  and  trustee's  fees and  other  administrative  expenses  properly allocable to the related REMIC in computing the  certificateholder's  regular tax liability and will not be able to deduct  those  fees or  expenses  to any  extent in  computing  the  certificateholder's  alternative  minimum  tax
liability.   See  "Material  Federal  Income  Tax  Consequences--  REMICs--Taxation  of  Owners  of  REMIC  Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued proposed  regulations that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined  as a partnership  item in the audit of the REMIC's return.

         Effective August 1, 2006,  temporary  regulations issued by the IRS (the  "Temporary  regulations ")  have modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a nonresident  alien  individual or foreign  corporation  for purposes of the 30% United States  withholding tax until  paid or  distributed  or when the  REMIC  residual  interest  is  disposed  of.  The  Temporary  regulations accelerate  the time both for reporting of, and  withholding  tax on,  excess  inclusions  allocated to the foreign equity holders of domestic  partnerships and certain other pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign  person if the first  allocation of income from the residual  interest to the foreign  person occurs after July 31,  2006.  The source  rules apply for taxable  years  ending  after  August 1, 2006.  Under the
Temporary  regulations,  in the case of REMIC  residual  interests  held by a foreign  person  through  a  domestic partnership,  the amount of excess  inclusion  income  allocated to the foreign partner is deemed to be received by the  foreign  partner  on the last day of the  partnership's  taxable  year  except to the  extent  that the excess inclusion  was required to be taken into account by the foreign  partner at an earlier time under  section  860G(b)
of the  Internal  Revenue  Code as a result of a  distribution  by the  partnership  to the  foreign  partner  or a disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest may occur as a result of a  termination  of the REMIC,  a disposition  of the  partnership's  residual  interest in the
REMIC, a disposition of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's  allocable  share of the  portion  of the REMIC net income or  deduction  allocated  to the  partnership.
Similarly,  in the case of a residual  interest held by a foreign  person  indirectly  as a  shareholder  of a real estate  investment trust or regulated  investment  company,  as a participant in a common trust fund or as a patron in an organization  subject to part I of subchapter T (cooperatives),  the amount of excess inclusion  allocated to the foreign  person must be taken into account for purposes of the 30% United  States  withholding  tax at the same time that other income from the trust,  company,  fund,  or  organization  would be taken into  account.  Under the
Temporary  regulations,  excess  inclusions  allocated  to a foreign  person  (whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made subject to  withholding  tax. In addition,  in the case of excess inclusions allocable to a foreign person as a partner, the Temporary  regulations  eliminate an exception to the  withholding  requirements  under which a withholding  agent unrelated to a payee is obligated to withhold on a payment  only to the extent that the  withholding  agent has control  over the payee's  money or property and knows the facts giving rise to the payment.

         Residential  Funding will be designated as the "tax matters  person" with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of each class of Residual Certificates (other than any Class R-X Certificate).

         Purchasers of the Residual  Certificates  are  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the Residual
Certificates,  see "Certain Yield and Prepayment  Considerations--Additional  Yield Considerations Applicable Solely
to  the   Residual   Certificates"   in  this  term   sheet   supplement   and   "Material   Federal   Income   Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

          Recent Treasury  pronouncements  directed at abusive tax shelter activity appear to apply to transactions not conventionally  regarded as tax shelters.  Regulations  require taxpayers to report certain  disclosures on IRS form 8886 if they  participate  in a  "reportable  transaction."  Organizers  and  sellers of the  transaction  are required to maintain  records  including  investor lists  containing  identifying  information and to furnish those records to the IRS upon demand. A transaction may be a "reportable  transaction"  based upon any of several indicia one or more of which may be present  with  respect to your  investment  in the  certificates.  Congress has enacted provisions that impose significant  penalties for failure to comply with these disclosure  requirements.  Investors in Residual  Certificates  are  encouraged to consult  their own tax advisers  concerning  any possible  disclosure obligation  with respect to their  investment,  and should be aware that the issuer and other  participants  in the transaction  intend to comply with such  disclosure and investor list  maintenance  requirements  as they determine apply to them with respect to this transaction.

          Notwithstanding  any other express or implied agreement to the contrary,  the depositor,  the issuer, the underwriters  and each recipient of this term sheet  supplement and the related  prospectus  supplement and related base  prospectus  agree  that  each of them and each of their  employees,  representatives,  and other  agents  may disclose,  immediately upon commencement of discussions,  to any and all persons,  without  limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind,  including  opinions or other tax analyses, that are provided to any of them relating to the tax treatment and tax structure.

PENALTY PROTECTION

         If penalties were asserted  against  purchasers of the offered  certificates in respect of their treatment of the offered  certificates  for tax  purposes,  the summary of tax  considerations  contained,  and the  opinions stated,  herein and in the related base prospectus may not meet the conditions  necessary for purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

         For  further  information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

                                                  USE OF PROCEEDS

         The net  proceeds  from the sale of the  offered  certificates  of any  series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust  established for that series or for general  corporate  purposes.  See "Method of Distribution" in this term sheet supplement.

                                              METHOD OF DISTRIBUTION

         In accordance  with the terms and conditions of the related  underwriting  agreement for any series,  each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates  of that  series will serve as an  underwriter  for each  applicable  class and will agree to purchase and the depositor will agree to sell each  applicable  class of the Senior  Certificates  of that series and the Class M Certificates of that series,  except that a de minimis portion of the Residual  Certificates of that series will be retained by Residential  Funding.  Each applicable class of certificates of any series being sold to an  underwriter  are  referred to as the  underwritten  certificates  for any series.  It is expected  that delivery of the underwritten  certificates,  other than the Residual Certificates,  will be made only in book-entry form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the Residual  Certificates for any series, other than the de minimis portion retained by Residential  Funding,  will be made at the offices of the applicable  underwriter  on the closing date for that series  against  payment  therefor in  immediately  available funds.

         In  connection  with the  underwritten  certificates,  of any series,  each  underwriter  has  agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable class of the  underwritten  certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept  delivery of each  applicable  class of the  underwritten  certificates  is subject to,  among other things,  the receipt of legal  opinions and to the  conditions,  among others,  that no stop order  suspending  the effectiveness  of the  depositor's  registration  statement  shall be in effect,  and that no proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the  underwritten  certificates  of any series by any applicable  underwriter may be effected  from  time  to time in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.  The underwriter  for any class of any series may effect these  transactions by selling the applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that  series  may be  deemed  to have  received  compensation  from the  depositor  in the form of  underwriting compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the underwritten  certificates  of any series are also  underwriters  of that series under the  Securities Act of 1933.
Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement  for  any  series  will  provide  that  the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances  the  underwriter  will indemnify the  depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The  underwriter  for any class of any series may make a secondary market in the  underwritten  certificates of that series but is not obligated to do
so. There can be no assurance that a secondary  market for the offered  certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         If more than one underwriter  has agreed to purchase  offered  certificates,  those  underwriters  will be identified in the final term sheet with respect to such class of certificates.

         The primary  source of  information  available to investors  concerning  the offered  certificates  of any series  will be the  monthly  statements  discussed  in the  related  base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term  sheet  supplement  under  "Pooling  and  Servicing
Agreement--Reports to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional  amount of the offered  certificates  of that  series.  There can be no assurance  that any  additional information  regarding  the offered  certificates  of any series will be  available  through any other  source.  In addition,  the depositor is not aware of any source through which price information about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may  adversely  affect the  liquidity  of the  offered  certificates,  even if a  secondary  market for the offered certificates for any series becomes available.

                                                  LEGAL OPINIONS

         Certain legal matters  relating to the  certificates  of any series will be passed upon for the depositor, and Residential Funding Securities,  LLC if it is an underwriter of that series, by Orrick,  Herrington & Sutcliffe
LLP, New York,  New York and for each  underwriter,  other than  Residential  Funding  Securities,  LLC, by Thacher
Proffitt & Wood LLP, New York, New York.

                                                      RATINGS

         It is a condition of the issuance of the offered  certificates that each class of offered  certificates be assigned  at least the  ratings  designated  in the final  term  sheet for a class of  certificates  by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc.,  Standard & Poor's
or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings, or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders  of payments  required  under the related  pooling and  servicing  agreement.  Standard & Poor's ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is  adequate  to  make  payments  required  under  the  related  certificates.  Standard  &  Poor's  rating  on the certificates  of any series will not,  however,  constitute a statement  regarding  frequency of prepayments on the related  mortgage  loans.  See "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement.  The rating on the Residual  Certificates  only addresses the return of its Certificate  Principal  Balance and interest on the Residual Certificates at the related pass-through rate.

         The rating  assigned by Moody's to the offered  certificates  address the likelihood of the receipt by the offered  certificateholders  of all  distributions  to which they are  entitled  under the  pooling  and  servicing agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage  loans and the structure of the transaction as described in the pooling and servicing  agreement.  Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

         The  ratings  assigned by Fitch to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are entitled under the transaction  structure.
Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates'  yield  attributable  to prepayments or recoveries on the underlying  mortgage  loans.  The rating on any class of Residual  Certificates only addresses the return of its Certificate  Principal Balance and interest on that class of Residual Certificates at the related pass-through rate.

         The  ratings  do not  address  the  likelihood  of the  receipt of any  amounts  in  respect of  Carryover
Shortfall Amounts.

         The ratings do not address the  likelihood  that  prepayment  charges will be paid to holders of any class entitled to prepayment charges.

         There can be no assurance as to whether any rating  agency other than the rating  agencies  designated  in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any  series,  or,  if it does,  what  rating  would  be  assigned  by any  other  rating  agency.  A rating  on the certificates  of any series by another  rating agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates  of that series by the rating  agency or rating  agencies  requested by the  depositor to rate those certificates.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the offered certificates  of any series are  subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                 LEGAL INVESTMENT

         The offered  certificates  identified  in the final term sheet with respect to such class of  certificates will  constitute  "mortgage  related  securities"  for  purposes of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and,  as such,  are legal  investments  for some entities to the extent  provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides the preemption  provisions of SMMEA. The remaining  classes of certificates  will not constitute  "mortgage  related  securities" for purposes of SMMEA.

         One or more  classes of the  offered  certificates  of any series  may be viewed as  "complex  securities"
under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The  depositor  makes no  representations  as to the proper  characterization  of any class of the offered certificates  of any series for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.
These  uncertainties  may  adversely  affect the  liquidity  of any class of offered  certificates  of any  series.
Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and regulations, regulatory  capital  requirements  or review by regulatory  authorities  are encouraged to consult with their legal advisors  in  determining  whether  and to  what  extent  any  class  of the  offered  certificates  of any  series constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                               ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts, or any other person  investing  ERISA plan assets of any ERISA plan, as defined  under "ERISA  Considerations--ERISA
Plan Asset  Regulations" in the related base  prospectus,  should  carefully review with its legal advisors whether the  purchase or holding of offered  certificates  could give rise to a  transaction  prohibited  or not  otherwise permissible  under ERISA or Section  4975 of the  Internal  Revenue  Code.  The  purchase or holding of the Class A
Certificates,  as well as the Class X Certificates,  if any, and Class M Certificates,  by or on behalf of, or with
ERISA plan assets of, an ERISA plan may qualify for exemptive  relief under the RFC exemption,  as described  under
"ERISA  Considerations--Prohibited  Transaction  Exemption"  in the related  base  prospectus,  provided  that those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's,  Moody's,  Fitch,  DBRS Limited or
DBRS,  Inc., at the time of purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC  exemption  to  apply,  including  the  requirements  that (1) any ERISA  plan  must be an  "accredited investor" as defined in Rule  501(a)(1)  of  Regulation  D under the  Securities  Act, and (2) none of the mortgage loans may be less than fully  secured,  based on the fair market value of the collateral on the closing date of the mortgage loans  represented by the  certificates  and all other mortgage loans secured by a lien of equal or higher priority on the same  collateral.  All of the mortgage loans  represented by the offered  certificates  provide for negative  amortization.  Although each mortgage loan represented by the offered  certificates will be fully secured as of the closing  date, it is  conceivable  that,  after the closing date, a small  percentage of the loans could, due to negative  amortization,  have an  outstanding  balance that exceeds 100%,  but not 125%, of the value of the related  collateral.  The mortgage pool has been so structured as to reduce to an immaterial  level the probability that such a result would occur.

         Each  beneficial  owner  of  Class  M  Certificates  or any  interest  therein  shall  be  deemed  to have represented,  by virtue of its acquisition or holding of that certificate or interest  therein,  that either (i) it is not an ERISA plan  investor;  (ii) it has acquired and is holding such Class M  Certificates  in reliance on the
RFC  exemption,  and it understands  that there are certain  conditions to the  availability  of the RFC exemption, including  that the Class M  Certificates  must be rated,  at the time of  purchase,  not lower than "BBB-" (or its equivalent)  by Standard & Poor's,  Fitch,  Moody's,  DBRS Limited or DBRS,  Inc.;  or (iii) (1) it is an insurance company,  (2) the source of funds used to acquire or hold the  certificate  or  interest  therein is an  "insurance company general  account," as such term is defined in Section V(e) of Prohibited  Transaction  Class Exemption,  or
PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M  Certificate  or any interest  therein is acquired or held in  violation of the  conditions described  in the  preceding  paragraph,  the next  preceding  permitted  beneficial  owner  will be treated as the beneficial  owner of that Class M  Certificate,  retroactive  to the date of transfer to the  purported  beneficial owner.  Any purported  beneficial  owner whose  acquisition or holding of any such  certificate or interest therein was  effected in  violation of the  conditions  described  in the  preceding  paragraph  shall  indemnify  and hold harmless the depositor,  the trustee,  the master servicer,  any  subservicer,  the underwriters and the trust from and against  any and all  liabilities,  claims,  costs or  expenses  incurred by those  parties as a result of that acquisition or holding.

         Because  the  exemptive  relief  afforded by the RFC  exemption  or any  similar  exemption  that might be available will not likely apply to the purchase,  sale or holding of the Residual Certificates,  transfers of those certificates  to any ERISA plan investor will not be registered by the trustee unless the  transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory  to those entities,  which opinion will not be at the expense of those  entities,  that the purchase of those  certificates by or on behalf of the ERISA plan investor:

o        is permissible under applicable law;

o        will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the
     Internal Revenue Code; and

o        will not  subject the  depositor,  the trustee or the master  servicer  to any  obligation  in addition to those undertaken in the pooling and servicing agreement.

         Any  fiduciary  or other  investor  of ERISA plan  assets  that  proposes  to acquire or hold the  offered certificates  on behalf of or with ERISA  plan  assets of any ERISA  plan  should  consult  with its  counsel  with respect to: (i) whether the specific and general  conditions and the other  requirements in the RFC exemption would be  satisfied,  or  whether  any  other  prohibited  transaction  exemption  would  apply,  and (ii) the  potential applicability  of the  general  fiduciary  responsibility  provisions  of  ERISA  and  the  prohibited  transaction provisions  of ERISA  and  Section  4975 of the  Internal  Revenue  Code to the  proposed  investment.  See  "ERISA
Considerations" in the related base prospectus.

         The sale of any of the  offered  certificates  to an ERISA plan is in no respect a  representation  by the depositor  or the  underwriters  that  such an  investment  meets  all  relevant  legal  requirements  relating  to investments by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate  for
ERISA plans generally or any particular ERISA plan.